                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                           SCHEDULE 14A INFORMATION

          CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_] CONFIDENTIAL, FOR USE OF
Check the appropriate box:                    COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(e)(2))

[_] Preliminary Consent Solicitation Statement

[X] Definitive Consent Solicitation Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        CONAM REALTY INVESTORS 5, L.P.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


  (NAMES OF PERSONS FILING CONSENT SOLICITATION STATEMENT, IF OTHER THAN THE
                                  REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: Units of Limited Partnership Interest ("Units")

  (2)  Aggregate number of securities to which transaction applies: 57,490
       Units

  (3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $3,885 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $19,420,330 (the aggregate amount of the cash to be distributed to security holders).

  (4)  Proposed maximum aggregate value of transaction: $19,420,330

  (5)  Total fee paid: $3,885

[X] Fee paid previously with preliminary materials: $3,900

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                        CONAM REALTY INVESTORS 5, L.P.
                             1764 SAN DIEGO AVENUE
                       SAN DIEGO, CALIFORNIA 92110-1906

                                                              December 16, 1998

Dear Limited Partner,

  We are writing to inform you of an opportunity to liquidate your investment in ConAm Realty Investors 5, L.P. (the "Partnership") through the sale of the remaining two properties (the "Properties") of the Partnership for $26,000,000 to a Delaware limited liability company (the "Purchaser") to be formed if the sale is approved by the Limited Partners. Shortly after the sale of the Properties, it is anticipated that the Partnership would be liquidated and net proceeds from the sale, together with certain cash reserves, would be distributed to the Limited Partners in accordance with their respective interests in the Partnership. Two pension funds advised by Lend Lease Real Estate Investments, Inc. ("Lend Lease"), which is unaffiliated with the General Partner, will each own a 45.5% interest in the Purchaser, and ConAm DOC Affiliates LLC, an affiliate of the General Partner, will own a 9% interest in the Purchaser. In addition, ConAm Management Corporation, an affiliate of the General Partner which will not be a member of the Purchaser, will act as the initial property manager for the Purchaser if the sale is approved. See "THE PROPOSALS--The Purchaser" in the enclosed Consent Solicitation Statement.

  The accompanying materials discuss the proposed sale and certain related matters in detail, but we would like to summarize our reasons for recommending that you consent to the sale.

  . The General Partner believes that current market conditions are favorable for the sale of the Properties.

  . The Partnership has held the Properties substantially longer than the originally anticipated holding period.

  . If the sale is consummated, aggregate distributions to the Limited Partners following the sale, including a distribution in respect of the sale and a final distribution upon the anticipated liquidation of the Partnership, are estimated to be $341.74 per Unit. This compares favorably with an average price of $237 per Unit offered in two recent tender offers made by parties unaffiliated with the General Partner. See "MARKET FOR THE UNITS" in the enclosed Consent Solicitation Statement.

  . The purchase price for the Properties is greater than the fair market value of the Properties set forth in an independent, annual appraisal of the Properties made in the ordinary course of the Partnership's business and greater than that offered by two other prospective purchasers. See "SPECIAL FACTORS--Independent Appraisal" and "THE PROPOSALS--Background of the Sale" in the enclosed Consent Solicitation Statement.

  . The sale of the Properties will permit the Partnership to liquidate, thus eliminating (i) the fixed costs associated with maintaining a public limited partnership and (ii) the annual filing and reporting of Schedule K-1 tax information by the Limited Partners.

  Following for your consideration are some potential disadvantages to the sale of the Properties:

  . An affiliate of the General Partner will own a 9% interest in the Purchaser in consideration of a pro rata cash contribution to the Purchaser, and the General Partner will have other relationships with the Purchaser. See "THE PROPOSALS--The Purchaser."

  . The General Partner negotiated the terms of the sale with Lend Lease, including the consideration to be received.

  . As with most sales of real estate, the Partnership expects to recognize taxable gains from the sale of the Properties. The Partnership estimates that these taxable gains will equal approximately $263.14 per Unit, which will result in federal taxes payable of approximately $65.31 per Unit for Limited Partners who acquired their Units in the public offering. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE."

  . The Partnership will not benefit from possible improvements in economic and market conditions, if any, which might be expected to produce increased cash flow and potentially enhance the sales price of the Properties.

  . The sale of the Properties together may not result in as high an aggregate gross sales price as if each were sold individually.

  . Limited Partners will not be afforded appraisal rights or dissenters' rights in connection with the sale.

  Under the terms of the Partnership Agreement, the sale at one time of all or substantially all of the Partnership's assets except in the ordinary course of the Partnership's business requires the approval of a majority in interest of the Limited Partners. In addition, certain affiliated transactions between the General Partner and the Partnership are prohibited. Because the Purchaser may be deemed to be an "affiliate" of the General Partner (under the Partnership Agreement), the General Partner is also seeking to amend the Partnership Agreement to permit such a sale, which requires the approval of a majority in interest of the Limited Partners.

  The accompanying materials contain a complete discussion of the purchase price under the heading "SPECIAL FACTORS--Fairness of the Sale," together with a discussion of all of the disadvantages and conflicts of interest arising in connection with the sale under the heading "THE PROPOSALS--Conflicts of Interest of the General Partner."

  We have considered several alternatives to this transaction. After carefully weighing the facts and circumstances associated with the transaction as well as with alternative courses of action, we have concluded that the proposed sale of the Properties is the best alternative for the Limited Partners. Our conclusions are set forth in the section of the Consent Solicitation Statement entitled "SPECIAL FACTORS--Alternatives Considered to the Sale." It is anticipated that distributions to the Limited Partners of net proceeds from the sale, together with certain cash reserves, will occur within 30 days after the closing date of the sale.

  If the Limited Partners fail to approve the sale and the amendment, the Partnership will attempt to refinance the existing loan secured by the Lakeview Property and obtain financing for the unencumbered Hamptons Property and utilize any loan proceeds to implement certain capital improvements, establish reserves for future capital improvements and make a tax-deferred distribution to the Limited Partners. This course of action would enable the Partnership to take advantage of future appreciation, if any, in the value of the Properties, but could also increase the risk of loss of the Properties because of increased debt service and might adversely affect the timing and amount of future distributions to Limited Partners. See "THE PROPOSALS-- Failure to Approve the Sale."

  YOU ARE ENCOURAGED TO READ THE CONSENT SOLICITATION STATEMENT IN ITS ENTIRETY. WE REQUEST THAT YOU APPROVE THE SALE AND THE AMENDMENT BY SIGNING AND RETURNING THE ENCLOSED CONSENT CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PRIOR TO JANUARY 15, 1999. YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED CONSENT AND RETURN IT IMMEDIATELY SO THAT YOUR VOTE CAN BE COUNTED.

  If you have questions regarding the proposed sale or need assistance in completing and returning your consent card, you may call the Partnership's Solicitation Agent, D.F. King & Co., Inc., at (800) 735-3591 (toll-free).

                                          Sincerely,

                                          CONAM PROPERTY SERVICES IV, LTD.,
                                          General Partner

                                          By: Continental American
                                           Development, Inc.,
                                              the General Partner

                                              /s/ Daniel J. Epstein
                                              By:
                                                    Daniel J. Epstein
                                              President and Chief Executive
                                                         Officer

                        CONAM REALTY INVESTORS 5, L.P.
                             1764 SAN DIEGO AVENUE
                       SAN DIEGO, CALIFORNIA 92110-1906

                        CONSENT SOLICITATION STATEMENT

  This Consent Solicitation Statement ("Solicitation Statement") is being furnished to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in ConAm Realty Investors 5, L.P., a California limited partnership (the "Partnership"), in connection with the solicitation of written consents ("Consents") by ConAm Property Services IV, Ltd. (the "General Partner") to proposals (the "Proposals") to (i) sell the remaining two income-producing, multi-family residential real properties, and all intangible and personal property relating thereto (collectively, the "Properties"), of the Partnership to a Delaware limited liability company, which will be named DOC Investors, L.L.C. and formed if the Proposals are approved (the "Purchaser"), in the manner described under the section of this Solicitation Statement entitled "THE PROPOSALS" (the "Sale") and (ii) enact an amendment (the "Amendment") to the Partnership's Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") to permit the Sale to an "affiliate" of the General Partner as presently defined in the Partnership Agreement. The full text of the proposed Amendment is set forth in Appendix A attached hereto. If the Sale is approved by the Limited Partners but the Amendment is not, the General Partner will have no authority to consummate the Sale, and the Sale will not occur.

  There is no assurance that the Sale will be consummated. However, assuming the Sale is consummated, it is anticipated that an initial distribution to Limited Partners of net proceeds from the Sale, together with certain cash from operations, will aggregate approximately $337.39 per Unit and will occur within 30 days after the closing date of the Sale. A final distribution of cash from contingent reserves of up to $4.35 per Unit will be made upon liquidation of the Partnership, approximately six months after the consummation of the Sale. See "THE PROPOSALS--Description of the Partnership." As with most sales of real estate, the Partnership expects to recognize taxable gains from the Sale of the Properties. The Partnership estimates that these taxable gains will equal approximately $263.14 per Unit, which will result in federal taxes payable of approximately $65.31 per Unit for Limited Partners who acquired their Units in the public offering. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE."

  While the General Partner, an affiliate of which will own a 9% interest in the Purchaser, negotiated the terms of the Sale, including the consideration to be received, holders of a majority of the outstanding Units must consent to the Proposals for the transaction to proceed. Limited Partners will not be afforded appraisal rights or dissenters' rights in connection with the Sale.

  This Solicitation Statement and the accompanying consent card are first being mailed to Limited Partners on or about December 16, 1998.

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THE DATE OF THIS CONSENT SOLICITATION STATEMENT IS DECEMBER 16, 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   3
ACTION BY CONSENT..........................................................   7
  General..................................................................   7
  Matters to be Considered.................................................   7
  Record Date..............................................................   8
  Action by Consent........................................................   8
SPECIAL FACTORS............................................................   9
  Reasons for the Sale.....................................................   9
  Alternatives Considered to the Sale......................................  10
  Effects of the Sale......................................................  11
  Fairness of the Sale.....................................................  12
  Independent Appraisal....................................................  14
THE PROPOSALS..............................................................  16
  Description of the Partnership...........................................  16
  The Purchaser............................................................  16
  Description of the Properties to be Sold.................................  17
  Indebtedness on the Properties...........................................  17
  Purchaser's Valuation....................................................  18
  General Partner's Valuation..............................................  18
  Background of the Sale...................................................  18
  Conflicts of Interest of the General Partner.............................  22
  Failure to Approve the Sale..............................................  22
  Terms of the Purchase Agreements.........................................  23
  The Amendment............................................................  25
  Indemnification..........................................................  26
CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE..............  26
  General..................................................................  26
  Capital Gains............................................................  28
  Passive Loss Limitations.................................................  29
  Certain State Income Tax Considerations..................................  29
  Tax Conclusion...........................................................  29
DISTRIBUTIONS..............................................................  29
NO APPRAISAL RIGHTS........................................................  29
MARKET FOR THE UNITS.......................................................  30
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF............................  30
YEAR 2000 INFORMATION......................................................  30
VOTING PROCEDURES..........................................................  30
AVAILABLE INFORMATION......................................................  31
APPENDIX A--THE PROPOSED AMENDMENT......................................... A-1
APPENDIX B--FORM OF CONSENT OF LIMITED PARTNER............................. B-1

ANNEX 1--FORM 10-K
ANNEX 2--FORM 10-Q

                                    SUMMARY

  THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS SOLICITATION STATEMENT. REFERENCES ARE MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS SOLICITATION STATEMENT. UNLESS OTHERWISE DEFINED HEREIN, TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS SOLICITATION STATEMENT. LIMITED PARTNERS ARE URGED TO READ THIS SOLICITATION STATEMENT IN ITS ENTIRETY.

                                THE PARTNERSHIP

CONAM REALTY INVESTORS 5, L.P.

  The Partnership owns two residential properties: Lakeview Village Apartments ("Lakeview"), a 240-unit apartment complex located Ponte Vedra Beach, Florida, and Hamptons at Quail Hollow ("Hamptons"), a 232-unit apartment complex located in Charlotte, North Carolina. The principal offices of the Partnership are located at 1764 San Diego Avenue, San Diego, California 92110-1906, and its telephone number is (619) 297-6771.

  The proposed transaction contemplates the Sale of the Partnership's remaining real property assets, which are the only material assets currently owned by the Partnership. The Partnership will retain no interests in any real property following the Sale, and the General Partner anticipates liquidating the Partnership within six months after consummation of the Sale.

                                 THE PURCHASER

  If the Proposals are approved, DOC Investors, L.L.C. ( the "Purchaser") will be formed as a Delaware limited liability company in which two pension funds (the "Pension Funds") advised by Lend Lease Real Estate Investments, Inc. ("Lend Lease"), which is unaffiliated with the General Partner, will each own a 45.5% interest and in which ConAm DOC Affiliates LLC, an affiliate of the General Partner, will own a 9% interest. The principal offices of the Purchaser will be located at 1764 San Diego Avenue, San Diego, CA 92110-1906.

                                 THE PROPOSALS

THE SALE

  Upon the approval of a majority in interest of the Limited Partners pursuant to this Solicitation Statement, the Properties may be sold to the Purchaser for an aggregate purchase price of $26,000,000 in cash, subject to certain adjustments at closing (the "Purchase Price"), as described under "THE PROPOSALS--Terms of the Purchase Agreements." After the payment of outstanding indebtedness and expenses of the Sale, there will be approximately $19,420,330 of net proceeds from the Sale available for distribution.

THE AMENDMENT

  The Partnership Agreement provides that the General Partner has no authority to sell any Partnership property to the General Partner or an "affiliate" of the General Partner. An affiliate of the General Partner will own a 9% interest in the Purchaser, will have a right of first offer and certain buy/sell rights with respect to the property of and interests in the Purchaser and will be entitled to receive, under certain circumstances, a percentage of the Purchaser's profits in excess of such affiliate's percentage ownership interest in the Purchaser. In addition, an affiliate of the General Partner which will not be a member of the Purchaser, ConAm Management Corporation ("ConAm Management"), will serve as the initial property manager for the Purchaser. The following charts set forth the proposed relationship among the General Partner, ConAm Management, and, when formed, the Purchaser.

--------
 * RI 5 Real Estate Services, Inc. sold its co-general partner interest in the Partnership to the General Partner effective July 1, 1997. See "THE PROPOSALS--Background of the Sale."

Taken together, these relationships might cause the Purchaser to be an "affiliate" of the General Partner under the terms of the Partnership Agreement. In order to permit the Sale, the General Partner proposes to amend the Partnership Agreement to permit proposed sales of Partnership properties to "affiliates" of the General Partner, if such proposed sales are approved by the Limited Partners. See "THE PROPOSALS--The Amendment" and "SPECIAL FACTORS-- Effects of the Sale."

FAIRNESS OF THE SALE AND CERTAIN CONFLICTS OF INTEREST

  The General Partner has carefully considered the Sale and has concluded that the Sale is in the best interests of the Partnership and the Limited Partners. This conclusion is supported by (i) an appraisal of the Properties rendered by an independent real estate valuation advisory firm, Bach Realty Advisors, Inc. (the "Appraiser"), as of November 30, 1997, (ii) an appraisal commissioned by the prospective lender for the Purchaser in the course of obtaining financing for the Sale and (iii) comparisons with other offers for the Properties received by the General Partner within the last year. See "SPECIAL FACTORS-- Fairness of the Sale" and "THE PROPOSALS--Background of the Sale." There are certain factors, including conflicts of interest, described in this Solicitation Statement that Limited Partners should consider when determining the fairness of the Sale. In particular, (i) the Purchase Price was negotiated by the General Partner, an affiliate of which will have a 9% interest in the Purchaser, without the benefit of an independent representative to negotiate on behalf of the Limited Partners, (ii) the General Partner affiliate owning 9% of the Purchaser may, under certain circumstances, be entitled to receive an additional 18% of the profits of the Purchaser, and will have an option to purchase additional interests in the Purchaser and a right of first offer with respect to sales of the Purchaser's property, and (iii) another affiliate of the General Partner will serve as the initial property manager for the Purchaser. See "THE PROPOSALS--Conflicts of Interest of the General Partner," and "SPECIAL FACTORS--Effects of the Sale."

SECURITY OWNERSHIP AND VOTING THEREOF

  As of the Record Date, the General Partner and its affiliates owned no Units. See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF."

CONSUMMATION OF THE SALE

  The material terms of the Agreements for Purchase and Sale and Joint Escrow Instructions (the "Purchase Agreements") have been negotiated between Lend Lease and the General Partner. Consummation of the Sale is conditioned on the approval of the Proposals by the Limited Partners. Assuming the requisite approval of the Limited Partners is obtained promptly, the consummation of the Sale is expected to occur during January 1999 and is required to occur no later than February 1, 1999 with respect to Lakeview and February 1, 1999 with respect to Hamptons, in each case unless extended by the mutual agreement of the parties (each a "Closing Date"). See "THE PROPOSALS--Terms of the Purchase Agreements."

NO APPRAISAL RIGHTS

  If the Sale is approved by Limited Partners owning a majority in interest of the outstanding Units, dissenting Limited Partners will not have appraisal rights in connection with the Sale. See "NO APPRAISAL RIGHTS."

CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The General Partner expects that the Limited Partners will recognize taxable gains of approximately $263.14 per Unit from the Sale. The Sale proceeds distributed to the Limited Partners, together with certain distributions from cash reserves, are expected to exceed the Limited Partners' income tax liability attributable thereto. The Partnership estimates that these taxable gains will result in federal taxes payable of approximately $65.31 per Unit for Limited Partners who acquired their Units in the public offering. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE."

DISTRIBUTION OF NET SALE PROCEEDS

  Net proceeds from the Sale, together with certain cash reserves, aggregating approximately $337.39 per Unit, are expected to be distributed to the Limited Partners within 30 days of the consummation of the Sale. A final distribution of cash from contingent reserves of up to $4.35 per Unit will be made upon liquidation of the Partnership, approximately six months after the consummation of the Sale.

                               ACTION BY CONSENT

TERMINATION OF CONSENT SOLICITATION

  Consents must be received by mail or facsimile before January 15, 1999, at 5:00 P.M., Pacific Standard Time, unless such date or time is extended for an aggregate of up to an additional 40 days in the sole discretion of the General Partner or unless the necessary vote to approve the Proposals is received earlier.

RECORD DATE; UNITS ENTITLED TO CONSENT

  Limited Partners of record at the close of business on December 10, 1998 (the "Record Date") are entitled to approve the Proposals by written Consent. At such date there were outstanding 57,490 Units, each of which will entitle the record owner thereof to one vote.

PURPOSE OF THE ACTION

  Written Consents are being solicited to approve the Proposals, which consist of the Sale and the Amendment.

SOLICITATION AGENT

  The Partnership has retained D.F. King & Co., Inc. (the "Solicitation Agent") to assist in the solicitation of Consents. Completed, signed consent cards must be returned to the Solicitation Agent by mail or facsimile before the Expiration Date. If you have any questions, please call the Solicitation Agent at (800) 735-3591 (toll-free).

VOTE REQUIRED

  The Proposals must be approved by Limited Partners holding a majority of all outstanding Units. If the Sale is approved but the Amendment is not, the General Partner will have no authority to consummate the Sale, and the Sale will not occur.

                               ACTION BY CONSENT

GENERAL

  This Solicitation Statement is being furnished on behalf of the Partnership to the Limited Partners of the Partnership in connection with the solicitation of Consents by ConAm Property Services IV, Ltd., as the General Partner.

  This Solicitation Statement and accompanying consent card are first being mailed to Limited Partners on or about December 16, 1998.

MATTERS TO BE CONSIDERED

  Consents are being solicited to approve (i) the Sale of the Properties to the Purchaser pursuant to the Purchase Agreements and (ii) since the Purchaser may be an "affiliate" of the General Partner under the Partnership Agreement, the Amendment of the Partnership Agreement to permit proposed sales of Partnership properties to "affiliates" of the General Partner, if such proposed sales are approved by the Limited Partners. As discussed more fully under the section of this Solicitation Statement entitled "THE PROPOSALS-- Terms of the Purchase Agreements," the Partnership is a member of a joint venture partnership which holds title to Hamptons. Pursuant to the joint venture partnership agreement, the Partnership's co-joint venture partners (the "Hamptons Co-Venturers"), none of which are affiliated with the Partnership, the General Partner, Lend Lease or the Pension Funds, hold a right of first refusal (the "Right of First Refusal") to acquire Hamptons on the same terms and conditions as are contained in any bona fide written offer for the purchase of Hamptons. The Partnership has given notice to the Hamptons Co-Venturers of the Purchaser's bona fide written offer for the purchase of Hamptons (see "THE PROPOSALS--Background of the Sale"), and the Hamptons Co-Venturers have until December 15, 1998 to elect to acquire Hamptons on the same terms and conditions as are contained in the Purchaser's bona fide written offer and to mail notice to the Partnership of such election. A vote "for" the Sale of the Properties constitutes approval of the sale of Hamptons to either the Purchaser or, if the Right of First Refusal is exercised, the Hamptons Co-Venturers.

  If the Proposals are approved by the Limited Partners, and the Sale is consummated, there will be approximately $19,420,330 of net proceeds from the Sale, after the payment of outstanding indebtedness and expenses of the Sale. The following table sets forth the calculations used in determining the estimated initial distribution from the net proceeds from the Sale, together with certain cash reserves, assuming a Sale as of November 30, 1998:

            ESTIMATED NET CASH AVAILABLE BEFORE CONTINGENT RESERVES

                                              NET       NET CASH
                                           PROCEEDS       FROM
                                           FROM SALE   OPERATIONS    TOTAL
                                          -----------  ---------- -----------
Gross Purchase Price..................... $26,000,000
Estimated Transaction Costs(1)...........    (150,000)
                                          -----------
Net Sale Proceeds........................  25,850,000
Repayment of Secured Debt................  (6,072,451)
Prepayment Penalties(2)..................    (357,219)
                                          -----------
Net Distributable Proceeds from Sale.....  19,420,330             $19,420,330
Other Available Cash(3)..................               $230,875      230,875
Less: General Partner Portion(2%)........                 (4,617)      (4,617)
                                          -----------   --------  -----------
Net Cash Available Before Contingent
 Reserves................................  19,420,330    226,258   19,646,588
                                          ===========   ========  ===========
Net Cash Available Before Contingent
 Reserves, per Unit (57,490 Units).......                         $    341.74
                                                                  ===========
Net Asset Value Per Unit at 11/30/97.....                         $    357.09
                                                                  ===========

         ESTIMATED PROJECTED INITIAL DISTRIBUTION TO LIMITED PARTNERS

                                                                        PER
                                                                       UNIT
                                                                      -------
Net Cash Available Before Contingent Reserves
 (from above)...................................         $19,646,588  $341.74
Less: Contingent Reserves(4)....................            (250,000) $ (4.35)
                                                         -----------  -------
Net Initial Distribution to Limited Partners....         $19,396,588  $337.39
                                                         ===========  =======

--------
(1) Includes estimated costs of consent solicitation and Sale which are anticipated to be paid prior to the initial distribution.

(2) Calculated based on lender's loss of yield due to prepayment.

(3) Includes cash balance at 9/30/98, adjusted for projected cash flow from 10/01/98 through 11/30/98, refund of security deposits, projected third quarter distributions to Limited Partners, and costs incurred in the final administration and liquidation of the Partnership.

(4) Represents a reserve for costs related to the consent solicitation not paid prior to the initial distribution and for unanticipated costs related to the Sale and liquidation of the Partnership. Any unused portion of this reserve will be distributed upon liquidation of the Partnership.

  Of the $341.74 total potential distribution per Unit, approximately $337.39 will be distributed within 30 days of the consummation of the Sale, and the remaining $4.35 will be retained to cover contingencies related to the Sale and the expenses of the Partnership's winding-up and liquidation. This additional reserve equal to $4.35 per Unit will be distributed to Limited Partners, to the extent available, upon liquidation of the Partnership, which is expected to occur within six months of the consummation of the Sale.

  THE GENERAL PARTNER PROPOSES THAT THE LIMITED PARTNERS TAKE THE FOLLOWING ACTIONS BY CONSENT:

  APPROVE THE SALE OF THE PARTNERSHIP'S RESIDENTIAL PROPERTIES KNOWN AS LAKEVIEW VILLAGE APARTMENTS AND HAMPTONS AT QUAIL HOLLOW, TOGETHER WITH ALL INTANGIBLE AND PERSONAL PROPERTY NECESSARY TO THE OPERATION THEREOF, TO THE PURCHASER, PURSUANT TO CERTAIN PURCHASE AGREEMENTS TO BE ENTERED INTO BETWEEN THE PURCHASER AND CERTAIN TITLE-HOLDING ENTITIES WHICH THE PARTNERSHIP CONTROLS, AND APPROVE THE AMENDMENT OF THE PARTNERSHIP AGREEMENT TO PERMIT PROPOSED SALES OF PARTNERSHIP PROPERTIES TO "AFFILIATES" OF THE GENERAL PARTNER, IF SUCH PROPOSED SALES ARE APPROVED BY THE LIMITED PARTNERS. (A VOTE "FOR" THE SALE OF THE PROPERTIES CONSTITUTES APPROVAL OF THE SALE OF HAMPTONS TO EITHER THE PURCHASER OR, IF THE RIGHT OF FIRST REFUSAL IS EXERCISED, THE HAMPTONS CO-VENTURERS.)

  WHILE THE GENERAL PARTNER, AN AFFILIATE OF WHICH WILL OWN A 9% INTEREST IN THE PURCHASER, NEGOTIATED THE TERMS OF THE SALE, INCLUDING THE CONSIDERATION TO BE RECEIVED, HOLDERS OF A MAJORITY OF THE OUTSTANDING UNITS MUST CONSENT TO THE PROPOSALS FOR THE TRANSACTION TO PROCEED.

RECORD DATE

  The close of business on December 10, 1998 has been fixed by the General Partner as the Record Date for determining the Limited Partners entitled to receive notice of the solicitation of Consents and to give their consent to the Proposals. As of the Record Date, there were 57,490 issued and outstanding Units entitled to vote held of record by 2,508 holders.

ACTION BY CONSENT

  Under the terms of the Partnership Agreement the sale at one time of all or substantially all of the Partnership's assets except in the ordinary course of the Partnership's business requires the approval of a majority in interest of the Limited Partners. In addition, the sale of Partnership properties to the General Partner or its affiliates is prohibited, unless the Partnership Agreement is amended with the approval of a majority in interest of the Limited Partners to permit such sales. Such approval will be obtained through the solicitation of written Consents from Limited Partners, and no meeting of Limited Partners will be held to vote on these matters. Consents must be received by January 15, 1999, at 5:00 P.M., Pacific Standard Time, unless such date or time is extended for an aggregate of up to an additional 40 days in the sole discretion of the General Partner or unless the necessary vote to approve the Proposals is received earlier (the "Expiration Date"). A vote "for" or "against" either of the Proposals may be revoked by the person giving it at any time before the Expiration Date by sending a written notice of revocation or a later-dated Consent containing different instructions to the Solicitation Agent before such date. Any written notice of revocation or subsequent Consent should be sent to the Solicitation Agent at the address that appears on the back cover of this Solicitation Statement.

  In addition to solicitation by use of the mails, officers, directors and employees of the General Partner or its affiliates, or the Solicitation Agent, may solicit Consents in person or by telephone, facsimile or other means of communication. Such officers, directors and employees will not receive additional compensation for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of Consent solicitation materials to beneficial owners of Units held of record by such custodians, nominees and fiduciaries, and the Partnership will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, the Partnership has hired the Solicitation Agent to assist in the solicitation of the Consents, and will pay an estimated fee of $1,750 plus the usual and customary fees and expenses associated with such solicitation assistance. All costs and expenses of the solicitation of Consents, including the costs of preparing and mailing this Solicitation Statement, will be borne by the Partnership, whether or not the required Consents are received and the Sale is consummated. The aggregate expenses anticipated to be incurred by the Partnership relating to this solicitation are expected to be approximately $94,465 and are detailed in the following table:

     Filing fees........................................................ $ 3,885
     Legal fees.........................................................  65,000
     Accounting fees....................................................   3,000
     Solicitation fees..................................................   5,200
     Printing fees......................................................  17,380
                                                                         -------
                                                                         $94,465
                                                                         =======

                                SPECIAL FACTORS

REASONS FOR THE SALE

  The General Partner's decision to proceed with the Sale at this time is based upon the belief that current market conditions are favorable for the Sale; that the Properties have been held substantially longer than the originally anticipated holding period; that the Purchase Price is attractive; and that the Pension Funds and Lend Lease are highly likely to consummate the transaction. The General Partner has also considered: (a) the amount likely to be distributed to the Limited Partners if the Sale were to occur; (b) the business risks to which the Partnership would be exposed if the Sale were not to occur; and (c) the elimination of (i) the fixed costs associated with maintaining a public limited partnership and (ii) the annual filing and reporting of Schedule K-1 tax information by the Limited Partners.

  If the Sale is consummated, aggregate distributions to the Limited Partners following the Sale, including a distribution in respect of the Sale and a final distribution upon the anticipated liquidation of the Partnership, are estimated to be $341.74 per Unit. This compares favorably with an average price of $237 per Unit offered in two recent tender offers made by parties unaffiliated with the General Partner. See "MARKET FOR THE UNITS."

  If the Sale does not occur, the Partnership will attempt to refinance the existing loan secured by Lakeview and obtain financing for Hamptons and utilize any loan proceeds to implement certain capital improvements, establish reserves for future capital improvements and make a tax-deferred distribution to the Limited Partners. The Partnership might then take advantage of any future property appreciation through a future sale of one or both of the Properties to the Purchaser or otherwise. However, such a course of action could also increase the risk of loss of the Properties due to any failure to make debt service payments and might also adversely affect the timing and amount of future distributions to Limited Partners. See "THE PROPOSALS--Failure to Approve the Sale."

  As indicated in the Partnership's annual reports to Limited Partners and Form 10-Ks, the annual third party cost of administration of the Partnership was $120,354 for 1995, $140,163 for 1996 and $167,485 for 1997. These
administrative costs are incurred irrespective of the number of properties owned by the Partnership and cover the annual audit, preparation of the Partnership's tax return, transfer agent fees and investor services and public reporting fees. In addition, the Limited Partners incur individual costs associated with the preparation of appropriate schedules for their tax returns.

  The primary disadvantages of the Sale to Limited Partners include (i) a potential loss of benefits resulting from any improvements in economic and market conditions, (ii) a potentially lower aggregate gross sales price resulting from sale of the Properties together as opposed to individually and
(iii) a lack of appraisal rights for dissenting Limited Partners. See "-- Fairness of the Sale."

ALTERNATIVES CONSIDERED TO THE SALE

  Continued Ownership of the Properties. The decision to sell the Properties at this time took into account the General Partner's opinion concerning the limited prospects for capital appreciation of the Properties, unless significant additional investments are made in the Properties. The General Partner considered retaining one or both of the Properties for a longer period with the expectation of achieving greater capital appreciation. However, due to the fact that the Properties are aging, the General Partner believes that the Partnership will need to expend significant funds for capital improvements and maintenance costs in order for the Properties to compete in their respective markets in the future. The improvements would involve ongoing replacement of carpeting and appliances and ongoing exterior maintenance, including painting, roof replacement, heating and air conditioning refurbishment, repaving of common areas and access roads, and ongoing repairs to plumbing, electrical systems and building exteriors. The General Partner estimates that the average cost of these improvements in 1999, 2000 and 2001 would approximate $462,000 per year.

  While the General Partner believes that the Partnership could borrow additional funds in order to finance these improvements, the General Partner does not believe that increasing the level of debt on the Properties would be in the best interests of the Partnership, if another alternative such as the Sale is feasible. Increasing indebtedness on the Properties would increase the risk of loss and significantly decrease net cash flow, resulting in an indefinite suspension of distributions to the Limited Partners. Such a plan of action also would subject the Limited Partners to the continued risks of ownership of the Properties and prolong the fixed costs associated with maintaining a public limited partnership, including the administrative burden of annual filing and reporting of Schedule K-1 tax information.

  Tender Offer. From time to time, the Limited Partners have been approached by investors seeking to acquire Units. Based on analyses of these proposals and general market information as to other tender offers for real estate limited partnership interests, the General Partner has concluded that such tender offers are generally made at prices that reflect a significant discount from the net asset value of the Units. For instance, those tender offers during the past three years of which the General Partner is aware have been made at prices that reflect approximately 41% to 76% of the net asset value of the Units. The General Partner has consistently recommended that the Limited Partners decline a tender offer on terms that reflect such a significant discount from net asset value.

  The General Partner has considered the possibility of making a tender offer itself for all or a portion of the outstanding Units of the Partnership. However, the General Partner determined that the purchase of less than a controlling interest in the Partnership would be difficult to finance at a fair approximation of the net asset value of the Units. Accordingly, the General Partner decided not to pursue a tender offer for the Units.

  Consolidation. The General Partner also considered a consolidation of the Partnership with certain other partnerships for which it or its affiliates act as general partner. Such a consolidation would have involved the merger of the Partnership into, or the sale of the Partnership's interests in the Properties to, a newly-formed entity, pursuant to which the Limited Partners would receive securities in the surviving entity. Although the General Partner did not perform any specific financial analysis in the context of evaluating the merits of this alternative, it rejected this alternative because it would not necessarily provide the Limited Partners with improved liquidity and might continue to subject the Limited Partners to the market and other risks associated with the ownership of securities which might not have an active trading market. In addition, there has been significant negative publicity regarding such "roll-up" transactions, and recently enacted legislation on both the federal and state levels as well as increased regulation of such transactions have made this alternative expensive and time consuming.

  Other Sales. See "THE PROPOSALS--Background of the Sale" for a discussion of other proposals to purchase the Properties received by the General Partner.

  Conclusion. After considering all of the foregoing alternatives, the General Partner concluded that it is in the best interests of the Partnership and the Limited Partners to proceed with the Sale to the Purchaser for the Purchase Price. The primary disadvantages of the Sale to Limited Partners include (i) a potential loss of benefits resulting from any improvements in economic and market conditions, (ii) a potentially lower aggregate gross sales price resulting from sale of the Properties together as opposed to individually and
(iii) a lack of appraisal rights for dissenting Limited Partners. See "-- Fairness of the Sale."

EFFECTS OF THE SALE

  Partnership. The Sale, if consummated, would effect a dissolution of the Partnership under the Partnership Agreement and California law. Accordingly, an initial distribution to Limited Partners of net proceeds from the Sale, together with certain cash reserves, would be followed by a liquidation distribution of cash from contingent reserves approximately six months after consummation of the Sale. Any taxable income realized by the Partnership in connection with the Sale or liquidation will be passed through to the partners of the Partnership, in accordance with federal and state tax law and the Partnership Agreement. The Partnership will not incur any income taxes in respect of such transactions. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE."

  Affiliates of the Partnership. Continental American Development, Inc. ("CADI") is the general partner of the General Partner. The shareholders of CADI are substantially identical to the partners of Continental American Properties, Ltd. ("CAPL"), which is the managing member of ConAm DOC Affiliates LLC ("ConAm DOC"), the prospective owner of a 9% interest in the Purchaser. In addition, the shareholders of CADI are identical to the shareholders of ConAm Management, which will act as the initial property manager for the Purchaser if the Proposals are approved. As a result, the Sale is subject to various conflicts of interest.

  The General Partner anticipates benefiting from the Sale to the Purchaser because ConAm DOC, an affiliate of the General Partner, will own a 9% interest in the Purchaser and will benefit on any returns the Purchaser receives from its investment in the Properties. The Purchaser will buy the Properties with a view to generating a positive return on its investment, whether from operating the Properties, selling the Properties or ultimately selling interests in the Purchaser. Achieving this investment objective is possible, because the Pension Funds are willing to invest funds in capital improvements and other items necessary to enhance the value of the Properties and potentially increase the revenues generated by the Properties. In addition, the Purchaser would likely be able to borrow on more favorable terms than the Partnership if it purchases additional properties and is therefore able to cross-collateralize any loans with all of such properties, something the Partnership is not in a position to do.

  As further benefits of the Sale to the General Partner, ConAm DOC might have, under certain circumstances and at certain times, an option to purchase additional interests in the Purchaser and will have a right of first offer with respect to the Purchaser's property. See "THE PROPOSALS--The Purchaser."

  As a result of the Sale and subsequent liquidation of the Partnership, the General Partner will recognize taxable income of $38,284. The General Partner expects to receive $4,617 as its pro rata share of the cash reserves, excluding net proceeds from the Sale.

  As a result of the Sale, the General Partner will retain without modification its current interest in the net book value and net earnings of the Partnership. No affiliate of the General Partner will obtain any interest in the net book value and net earnings of the Partnership as a result of the Sale.

  Limited Partners. It is anticipated that, shortly after the Sale, the net proceeds from the Sale, together with certain cash reserves, would be distributed to the Limited Partners in accordance with their respective interests in the Partnership. This initial distribution to Limited Partners of net proceeds from the Sale and certain cash reserves will aggregate approximately $337.39 per Unit and will occur within 30 days after the Closing Date. A final distribution of cash from contingent reserves of up to $4.35 per Unit will be made upon the subsequent liquidation of the Partnership, approximately six months after the consummation of the Sale. The Sale will thus eliminate (a) the fixed costs associated with maintaining a public limited partnership and (b) the annual filing and reporting of Schedule K-1 tax information by the Limited Partners. The Sale and liquidation will also have certain income tax consequences to the Limited Partners. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE."

  The primary disadvantages of the Sale to Limited Partners include (i) a potential loss of benefits resulting from any improvements in economic and market conditions, (ii) a potentially lower aggregate gross sales price resulting from sale of the Properties together as opposed to individually and
(iii) a lack of appraisal rights for dissenting Limited Partners. See "-- Fairness of the Sale."

FAIRNESS OF THE SALE

  The General Partner and its affiliates believe that the Sale is fair and reasonable as to both price and structure and is in the best interests of the Limited Partners and the Partnership and has, therefore, approved the Sale. Because (i) the Purchase Price was negotiated by the General Partner, an affiliate of which will have a 9% interest in the Purchaser, without the benefit of an independent representative to negotiate on behalf of the Limited Partners, (ii) the General Partner affiliate owning 9% of the Purchaser may, under certain circumstances, be entitled to receive an additional 18% of the profits of the Purchaser, and will have an option to purchase additional interests in the Purchaser and a right of first offer with respect to sales of the Purchaser's property, and (iii) another affiliate of the General Partner will serve as the initial property manager for the Purchaser, the General Partner has economic and other interests which are in conflict with the interests of the Limited Partners. These interests of the General Partner may conflict with its fiduciary obligations to the Limited Partners. The General Partner believes, however, that it has fulfilled its fiduciary obligations to the Partnership and that the Sale is fair to the Limited Partners. See "THE PROPOSALS--Conflicts of Interest of the General Partner."

  IN REACHING ITS DETERMINATION THAT THE SALE IS SUBSTANTIVELY AND PROCEDURALLY FAIR, THE GENERAL PARTNER CONSIDERED THE FOLLOWING FACTORS WITH RESPECT TO THE SALE. NEITHER CONAM DOC NOR CAPL HAS PERFORMED OR INTENDS TO PERFORM AN INDEPENDENT ANALYSIS OF THE SUBSTANTIVE AND/OR PROCEDURAL FAIRNESS OF THE SALE TO LIMITED PARTNERS. BOTH CONAM DOC AND CAPL, IN PUBLICLY-AVAILABLE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, HAVE EXPLICITLY ADOPTED THE FOLLOWING PROCEDURAL AND SUBSTANTIVE FAIRNESS ANALYSIS OF THE GENERAL PARTNER:

    (i) The General Partner believes that the Purchase Price represents a fair price for the Properties. For the reasons described in "--Independent Appraisal," the General Partner relied during initial negotiations with Lend Lease on the Independent Appraisal (as defined below) as representative of a fair price for the Properties. As negotiations for the Sale continued, Lend Lease and the General Partner learned of higher values which had been attributed to the Properties by the prospective lender for the Purchaser. See "THE PROPOSALS--Background of the Sale." Upon learning of these higher values, the General Partner was able to negotiate an increase in the purchase offer from the value indicated in the Independent Appraisal to the Purchase Price, which is greater than the values set forth in the lender appraisal (after deduction of a sales commission normally paid by the seller but not applicable to the
  Sale) and greater than the values set forth in the Independent Appraisal. See "THE PROPOSALS--Background of the Sale." In addition, the Purchase Price exceeds two offers for the Properties which were made to the General Partner prior to or during negotiations with Lend Lease. See "THE PROPOSALS--Background of the Sale." Because the Purchase Price is in excess of these market indicators of a fair market value for the Properties, the General Partner believes that the Sale is fair and in the best interests of the Limited Partners.

    (ii) The General Partner believes that current market conditions are favorable for the Sale, because fair market values have generally appreciated over the last few years. However, recent volatility and uncertainty in the global capital markets is having (and is likely to continue to have) an adverse effect on the financing of real estate acquisitions. Therefore, in the General Partner's opinion, future appreciation is unlikely in the near term and there is increased risk in holding real estate generally. In addition, retention of the Properties will continue to subject the Partnership to the risks inherent in the ownership of property, such as fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Partnership and federal and local laws and regulations affecting the ownership and operation of real estate. Therefore, the General Partner has determined that the Sale is more advantageous to the Limited Partners than retaining the Properties at the present time.

    (iii) Due to the age and physical condition of the Properties, the General Partner anticipates a need for expenditures averaging approximately $462,000 per year in 1999, 2000 and 2001 if the Partnership continues to hold the Properties. These improvements would involve the ongoing replacement of carpeting and appliances and ongoing exterior maintenance, including painting, roof replacement, heating and air conditioning refurbishment, repaving of common areas and access roads, and ongoing repairs to plumbing, electrical systems and building exteriors. While higher rents might be obtained if such improvements are made, distributions might need to be reduced because of the increased debt service. Given that continued long-term investment in the Properties would thus subject the Limited Partners to the risk of reduced distributions, in addition to the increased risk of holding real estate generally, the General Partner believes that the Sale is in the best interests of the Limited Partners.

    (iv) The form of the Purchase Agreements, described under "THE PROPOSALS--Terms of the Purchase Agreements," contains several favorable provisions which are not customarily found in third party agreements, including: limited representations and warranties; limited survivability of representations and warranties; sale of the Properties on an "as is" basis; and lack of any financing contingencies relating to the Sale. Because these favorable provisions have the effect of limiting the prospective and other risks inherent in a sale of real property, the General Partner has determined that the Proposals are a fair opportunity to submit to the Limited Partners for approval.

    (v) Experience in the multi-family housing market indicates that selling the Properties together will result in lower aggregate transaction costs, particularly lower legal and title insurance fees. Furthermore, the Sale will not be subject to the protracted timelines, contingencies and administrative costs associated with individual sales. For example, if one of the Properties were sold, the remaining Property might not generate sufficient revenues to service debt, pay Partnership administrative costs and provide for distributions at the current level to Limited Partners.

    (vi) As a result of changes in the federal capital gains tax rate which became effective in 1997, the Limited Partners will receive more favorable capital gains tax treatment on the distribution of Sale proceeds than they would have received prior to such changes.

    (vii) The Sale will accelerate distributions to the Limited Partners, thereby permitting them to liquidate their investments. At present, there is no established public trading market for the Units and liquidity is limited to (a) sporadic sales which occur within an informal secondary market or (b) tender offers for Units, both of which are generally at a substantial discount to net asset value and often involve only a limited number of Units.

    (viii) The Sale will permit the Partnership to liquidate, thus eliminating (a) the fixed costs associated with maintaining a public limited partnership and (b) the annual filing and reporting of Schedule K-1 tax information by the Limited Partners.

    (ix) Consummation of the Sale is subject to approval of the Proposals by a majority in interest of the Limited Partners. Given this procedural safeguard, the General Partner has determined that offering the Limited Partners the option of liquidating their investment at or above current appraised values is preferable to subjecting the Limited Partners to the increased risk associated with making additional capital investments and continuing to hold properties in an already competitive market.

  THE PRIMARY DISADVANTAGES OF DISPOSING OF THE PROPERTIES PURSUANT TO THE SALE ARE AS FOLLOWS:

    (i) The Partnership will not benefit from improvements in economic and market conditions, if any, which might be expected to produce increased cash flow and potentially enhance the sales price of the Properties.

    (ii) The sale of the Properties together may not result in as high an aggregate gross sales price as if they were sold individually.

    (iii) Limited Partners will not be afforded appraisal rights or dissenters' rights in connection with the Sale. See "NO APPRAISAL RIGHTS."

    (iv) The Purchase Price was negotiated by the General Partner, an affiliate of which will have an interest in the Purchaser, without the benefit of an independent committee or representative to negotiate the terms of the Sale on behalf of the Limited Partners.

    (v) The form of the Purchase Agreements contains provisions that may be less advantageous to the Partnership than those found in many third party agreements, in that (a) the purchase of the Properties by the Purchaser is subject to the concurrent approval by the limited partners of five public limited partnerships (the "Affiliated Partnerships") of which the General Partner or affiliates of the General Partner are the general partners of the sale of their respective properties to the Purchaser and (b) the Purchaser may terminate the Purchase Agreements if, due to condemnation or casualty, the Purchaser is entitled to terminate the purchase agreements with respect to any two or more properties owned by the Affiliated Partnerships.

INDEPENDENT APPRAISAL

  Each year, in the ordinary course of Partnership business, the General Partner commissions an appraisal of the fair market value of the Partnership's properties. For the past four years, the Appraiser has rendered these appraisals for properties of the Partnership, as well as those of the Affiliated Partnerships. These appraisals have included appraisals of the Properties and 12 other properties (together with the Properties, the "RI Portfolio") which are owned by the Affiliated Partnerships and are currently proposed to be sold to the Purchaser. The General Partner retains the Appraiser based upon its reputation as a real estate valuation advisory firm with experience in the valuation of real property assets similar to those comprising the RI Portfolio. The Appraiser was originally selected by the former co-general partner of the Partnership based upon the principal's 30 years of experience as an appraiser and real estate executive with several national real estate appraisal and research companies and the principal's familiarity with the markets where the Properties are located. The Appraiser has received annual fees of $6,750 during each of the last two years for rendering appraisals to the Partnership with respect to the Properties. Total fees paid to the Appraiser by the Partnership and its affiliates during 1996 and 1997 were $44,150 and $47,900, respectively.

  In March 1998, the Appraiser delivered its independent appraisals to the General Partner (the "Independent Appraisal") that, as of November 30, 1997, based on the Appraiser's review and subject to the limitations described below, the value of Lakeview was $11,700,000 and the value of Hamptons was $14,200,000. The Independent Appraisal does not constitute a recommendation to any Limited Partner as to whether such Limited Partner should approve the Sale.

  In appraising the Properties, the Appraiser obtained pertinent property data regarding income and expense figures and tenant rent rolls and conducted inspections of the Properties. Additionally, the Appraiser conducted research either personally or through associates to obtain information concerning current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, appropriate operating expenses and the supply and demand of competitive apartment projects in the general and immediate area. The value of the Properties was determined by the Appraiser using both the sales comparison approach and the income approach to value.

  For Lakeview, the Appraiser used an actual sales price for eight apartment sales from May 1996 to August 1997 in order to implement the sales comparison approach. The Appraiser implemented the income approach for Lakeview under the direct capitalization model and the discounted cash flow model. The Appraiser's assumptions under the direct capitalization model included: a capitalization rate of 9.0%; current market rents; stabilized vacancy rate of 5%; other income based on historical collections; operating expenses based upon historical actuals and comparable projects; a replacement reserve allowance of $300 per unit per year; a reduction for deferred maintenance of $198,000; and a reduction for rent loss due to lease-up of $340,605. The Appraiser's assumptions under the discounted cash flow model included: a terminal capitalization rate of 10.0%; a discount rate of 12.0%; a 3% cost of sale; a 10-year holding period; income growth rate of 2% in 1998 and 4% thereafter; a vacancy rate of 15% in 1998, 10% in 1999 and 5% thereafter; operating expense growth rate of 4% per year; and a replacement reserve of $300 per unit per year, increasing by 4% per year.

  For Hamptons, the Appraiser used an actual sales price for seven apartment sales from October 1996 to August 1997 in order to implement the sales comparison approach. The Appraiser implemented the income approach for Hamptons under the direct capitalization model and the discounted cash flow model. The Appraiser's assumptions under the direct capitalization model included: a capitalization rate of 9.25%; current market rents; stabilized vacancy rate of 5%; other income based on historical collections; operating expenses based upon historical actuals and comparable projects; a replacement reserve allowance of $300 per unit per year; a reduction for deferred maintenance of $250,000; and a reduction for rent loss due to lease-up of $7,120. The Appraiser's assumptions under the discounted cash flow model included: a terminal capitalization rate of 10.0%; a discount rate of 12.0%; a 4% cost of sale; a 10-year holding period; income growth rate of 0% in 1998 and 4% thereafter; a vacancy rate of 5% throughout the holding period; operating expense growth rate of 4% per year; and a replacement reserve of $300 per unit per year, increasing by 4% per year.

  The Appraiser estimated the leased fee market value for Lakeview to be $11,700,000 and for Hamptons to be $14,200,000, a total of $25,900,000 for both Properties. These estimates were made after investigating the appropriate real estate markets and applying the Appraiser's experience with and knowledge of similar real estate properties. The estimated values assume an all cash, "as is" basis and a minimum of six to twelve months to market and sell the Properties, but do not take into consideration any potential costs which might be incurred in the course of the marketing and sale of the Properties.

  The Independent Appraisal was made in accordance with the accepted techniques, standards, methods and procedures of the Appraisal Institute and was certified by the Appraiser. LIMITED PARTNERS SHOULD NOTE, HOWEVER, THAT APPRAISALS ARE ONLY ESTIMATES OF CURRENT VALUE AND ACTUAL VALUES REALIZABLE UPON SALE MAY BE SIGNIFICANTLY DIFFERENT. While the Appraiser may have a conflict of interest in that it has prepared appraisals of properties for the Affiliated Partnerships, it has not rendered appraisals for any other affiliates of the General Partner. The General Partner has not commissioned any appraisals of the Properties other than the Independent Appraisal, because the General Partner believes that appraisals by the Appraiser accurately reflect the fair market value of the properties appraised. This determination is supported by certain offers received for the Properties by the General Partner. See "THE PROPOSALS-- Background of the Sale." While the General Partner considered the Independent Appraisal in negotiating the terms of the Sale, the Independent Appraisal was not determinative of the Purchase Price.

  The Independent Appraisal is available for inspection and copying at the principal executive offices of the General Partner during its regular business hours by any interested Limited Partner or such Limited Partner's representative who has been so designated in writing. In addition, the Independent Appraisal has been filed as an exhibit to the Partnership's
Schedule 13E-3 in respect of the Sale, which is a publicly-available filing with the Securities and Exchange Commission. See "AVAILABLE INFORMATION."

                                 THE PROPOSALS

DESCRIPTION OF THE PARTNERSHIP

  The Partnership was formed on June 28, 1984 for the primary purpose of acquiring and operating multi-family, residential real properties. The Partnership currently owns two apartment complexes: Lakeview, a 240-unit apartment complex located in Ponte Vedra Beach, Florida, and Hamptons, a 232-unit apartment complex located in Charlotte, North Carolina. The Partnership sold one residential apartment complex in 1996. The Partnership will retain no interests in real property after the Sale. See "--Description of the Properties to be Sold."

  The Partnership was structured as a self-liquidating partnership with a finite life, which would distribute its cash flow during its operating stage and its proceeds of sale during its liquidating stage, whereupon the Partnership would be liquidated and dissolved. It was originally anticipated that the Partnership's properties would be held for approximately five years after their acquisition although, depending on economic and market factors, they could have been held for shorter or longer periods in the complete discretion of the General Partner. The interests in the Properties were purchased between 1985 and 1986 and now have been held for substantially longer than the originally anticipated holding period.

THE PURCHASER

  Prior to the Sale, the Purchaser will be formed as a Delaware limited liability company in which the Pension Funds will each own a 45.5% interest and in which ConAm DOC, an affiliate of the General Partner, will own a 9% interest.

  Under the proposed limited liability company agreement of the Purchaser (the "LLC Agreement"), ConAm DOC will be the administrative member of the Purchaser and will have the obligation and responsibility to manage and conduct the day-to-day business and affairs of the Purchaser. However, because significant decisions (each, a "Major Decision") can be made only by or with the approval of 66 2/3% of the membership interests in the Purchaser, Lend Lease and the Pension Funds will effectively control the Purchaser. Major Decisions include: the approval or amendment of property budgets; the sale, lease, refinancing, or encumbrance of the Properties; the acquisition of any real property in addition to the Properties; the making of capital improvements to the

Properties; the admission of a new member of the Purchaser; entering into any contract with an affiliate of any member; the issuance or sale of equity or debt securities of the Purchaser; the consummation of any business combination involving the Purchaser; the filing of any petition in bankruptcy with respect to the Purchaser; the selection or replacement of a property manager; and the distribution of net cash flow or capital proceeds.

  Under the proposed LLC Agreement, the Purchaser will enter into a two-year property management agreement with ConAm Management, an affiliate of the General Partner. ConAm Management is required to manage the daily operations of the Properties and will receive a management fee of 3.5% of each Property's gross collected monthly revenues. If the Purchaser elects in its sole discretion to retain ConAm Management beyond the initial two-year term, the management fee will be reduced to 3% of each Property's gross collected monthly revenues. If the Purchaser sells one or both of the Properties during the year following the initial two-year term, ConAm Management will be entitled to a termination fee equal to the management fee otherwise payable in respect of such Property or Properties for the remainder of that year.

  The proposed LLC Agreement provides that, following the two-year anniversary of the effective date of the LLC Agreement (or at any prior time if the members of the Purchaser are unable to reach a consensus on any Major Decision within a 30-day period), any member of the Purchaser, including any affiliate of the General Partner which is a member of the Purchaser, may make an offer for the other members' interests in the Purchaser. Each other member may elect to either sell its interests in the Purchaser for the stated price or make an offer to purchase the other members' interests in the Purchaser for the stated price. Accordingly, ConAm DOC might have, under certain circumstances and at certain times, an option to purchase additional interests in the Purchaser.

  At any time following the two-year anniversary of the effective date of the LLC Agreement, the Pension Funds will be able to solicit offers for the sale of either or both of the Properties. In such a case, the Pension Funds will have to provide ConAm DOC with the exclusive opportunity to negotiate a purchase of the applicable Property for a 30-day period. If the parties are unable to reach an agreement as to such a purchase, the Pension Funds will then be able, without the consent of ConAm DOC, to cause the Purchaser to sell the applicable Property to a third party.

DESCRIPTION OF THE PROPERTIES TO BE SOLD

  Lakeview. Lakeview is a 240-unit apartment community located in northeast St. Johns County, approximately 18 miles from the Jacksonville, Florida Central Business District. The property had an average occupancy rate of 93% during the first six months of 1998 and 87.8% in 1997. The Jacksonville apartment market has experienced strong competition lately, and future expected development in the area near Lakeview may impact occupancy at Lakeview due to increased competition. There is also concern that a proposed shopping center adjacent to Lakeview may affect rental rates and/or occupancy.

  Hamptons. Hamptons is a 232-unit apartment community located in the south central region of Charlotte, North Carolina, approximately six miles south of Charlotte's Central Business District. The property had an average occupancy rate of 94% during the first six months of 1998 and 94.3% in 1997. The community of Charlotte generally favors single-family detached housing over multifamily development, although the outlook for Charlotte's apartment market appears optimistic with significant new construction in the area.

INDEBTEDNESS ON THE PROPERTIES

  The Lakeview property is currently encumbered by a loan which was originated by the Penn Mutual Life Insurance Company and matures on December 1, 2000. The loan was for an original term of seven years, amortized over 25 years, and has an interest rate of 7.75%. Due to the interest rate on the loan and the short remaining term to maturity, the Purchaser will not be assuming the existing loan.

  In connection with the repayment of the loan, the existing loan documents provide for a standard prepayment penalty based upon the loss in yield experienced by the lender in connection with the prepayment of the loan prior to the maturity date. Based upon the fact that the interest rate on the loan exceeds current interest rates and the total remaining indebtedness as of November 1, 1998 in the approximate amount of $6,072,451, the Partnership will pay the lender approximately $357,219 in order to repay the loan in connection with the Sale.

PURCHASER'S VALUATION

  The Purchase Price for the Properties is $26,000,000, which is greater than the aggregate appraised values of the Properties as of November 30, 1997. See "SPECIAL FACTORS--Independent Appraisal." The Purchase Price was derived through negotiations between Lend Lease and the General Partner. See "-- Background of the Sale." Lend Lease, acting on behalf of the Purchaser, considered a number of factors, including the preceding twelve months of net operating income of the Properties, the age, condition and location of the Properties, and the significant costs necessary to appropriately manage properties this age and undertake the capital improvements necessary to position the Properties to meet competition from newer properties.

  The Purchase Price is not subject to adjustment based on the results of Lend Lease's due diligence investigation on behalf of the Pension Funds. In addition, because the Properties are being sold on an "as is" basis, it is more likely that the Partnership will receive and retain the full amount of the Purchase Price without further adjustment. The Partnership has a high degree of confidence in the Purchaser's ability to consummate the Sale, because Lend Lease will have completed its due diligence investigation and will have deposited $260,000 earnest money into escrow prior to consummation of the Sale. Another advantage of the Sale is that, because the offer is for multiple properties, the transaction costs are lower than they might otherwise be if the Properties were listed with a broker and sold in separate sales, and therefore the amount which can be distributed to the Limited Partners is enhanced. However, for a discussion of certain disadvantages of the Sale, see "SPECIAL FACTORS--Fairness of the Sale" and "--Terms of the Purchase Agreements."

GENERAL PARTNER'S VALUATION

  The General Partner has not prepared a formal valuation with respect to the proposed Sale. The General Partner has relied on the Independent Appraisal, prior offers for the Properties and its general familiarity with and experience in the Properties' markets to establish that the Purchase Price is a fair price for the Properties. See "SPECIAL FACTORS--Independent Appraisal" and "--Background of the Sale."

BACKGROUND OF THE SALE

  In 1994, the General Partner and RI 5 Real Estate Services, Inc., the then co-general partners of the Partnership (the "General Partners"), determined, in their business judgment, that it was an appropriate time to begin exploring a means of converting the Partnership's interests in its properties to either cash or marketable securities. This determination was based, in significant part, upon their belief that the consummation of a sale or a "roll-up" transaction would be consistent with (i) the Limited Partners' desire for liquidity, (ii) the fact that a longer holding period could subject the Limited Partners to risks associated with changing interest rates and property valuations, and (iii) the aging nature of the properties, which would require increasingly larger commitments of funds to address on-going capital expenditures and keep the properties competitive in their respective markets.

  Under the terms of the Partnership Agreement, the General Partner or General Partners have the responsibility to determine when Partnership properties should be sold. As discussed in the Partnership's original offering prospectus, the decision to sell the Partnership's properties would depend on a variety of factors. Accordingly, it was not possible at the outset of the Partnership to determine precisely when the Partnership's properties would be sold. Although the terms of the Partnership Agreement do not provide for termination of the Partnership until December 31, 2010, it was never intended that the Partnership would hold its properties for the entire term of the Partnership. In fact, the Partnership's offering prospectus originally anticipated a holding period of approximately five years for the properties. However, primarily as a result of extremely unfavorable market conditions in the late 1980's and early 1990's, the properties were held beyond their originally anticipated holding periods in order to take advantage of recovering real estate markets and to avoid adverse tax and cash flow consequences to the Limited Partners resulting from a sale of the properties at significantly depressed values.

  In 1994, the General Partners concluded that a "roll-up" of the Limited Partners' interests with those of the Affiliated Partnerships was not in the best interests of the Limited Partners. See "SPECIAL FACTORS--Alternatives Considered to the Sale--Consolidation." Therefore, the decision was made to begin marketing selected properties for sale. This decision was based upon the General Partners' belief that the real estate capital markets were improving, particularly in the multi-family sector. Pension funds, real estate investment trusts and other institutional buyers had increased their purchasing activity as compared to the early 1990's when these same institutional buyers were largely out of the market. Lower interest rates had also improved the market for selling properties, as entrepreneurial buyers who required debt financing to purchase properties were able to borrow funds at more advantageous interest rates. Further, with respect to the Partnership's properties, local real estate market conditions were improving, resulting in improved operating performances of certain properties and enhanced prospects for selling certain properties at attractive prices.

  Based upon the improvement in the real estate capital markets and certain of the local real estate markets, the General Partners concluded that it would then be easier to identify buyers for certain of the Partnership's properties and that the offers might be at more favorable capitalization rates than were previously available. Evaluating the effects to the Limited Partners of an immediate sale and the prospects for near-term appreciation, the General Partners made an assessment of each of the Partnership's properties and its local market. In accordance with this assessment, a property was identified for sale and subsequently sold. See "--Description of the Partnership."

  From time to time, the General Partners have received unsolicited indications of interest in one or more of the remaining properties owned by the Partnership, including the Properties. The General Partners did not pursue these indications of interest for a variety of reasons. For instance, in some cases, the General Partners could not obtain adequate information regarding the proposed buyer and its sources of financing. In other cases, investigations as to the proposed buyer's purchase criteria, return requirements, sources of capital, experience in the relevant real estate markets, and timelines did not indicate that the proposed buyer was a realistic potential purchaser. Finally, certain indications of interest were not pursued because the General Partners believed that market conditions and, therefore, prices, were likely to improve over the near-term.

  In October 1997 and July 1998, respectively, an equity real estate investment trust (the "REIT") and a real estate investment fund (the "Fund"), parties unrelated to the General Partners, each expressed an interest in acquiring the Properties and certain other properties owned by the Affiliated Partnerships. The REIT and the Fund were familiar with these properties and their respective locations within their respective trade areas. The REIT offer included two properties which are no longer part of the RI Portfolio. Based on the General Partner's understanding of the allocation of the REIT's offer, the REIT offer for the RI Portfolio was $111,600,000, which was equal to the appraised value of the RI Portfolio as of December 31, 1996. As to the Partnership, this would have resulted in an aggregate purchase price for the Properties of $25,400,000. The Fund offer indicated that the aggregate value of the RI Portfolio was $115,650,000, which equaled the value set forth in the Independent Appraisal, but, in consideration of the purported advantages to the seller of a single transaction over an asset-by-asset sale, including the avoidance of seller-paid brokerage commissions (estimated by the Fund to be 4% or more of the purchase price) and reduced legal fees and related closing costs, the Fund's offer for the RI Portfolio was $104,085,000. As to the Partnership, this would have resulted in an aggregate purchase price for the Properties of $23,310,000. In any event, these offers were not accepted because, in the opinion of the General Partner and its affiliates, they either did not reflect the value of the Properties at the time they were made and/or they were subject to significant due diligence, underwriting and other contingencies.

  Neither the General Partner, the Partnership nor any of their affiliates have received any other offers for the RI Portfolio or the Partnership's properties. Due to, among other things, the protracted timelines, contingencies and administrative costs associated with sales of individual properties, continued individual sales of RI Portfolio properties have not been pursued by the General Partner and its affiliates subsequent to the REIT and Fund offers.

  Effective July 1, 1997, the General Partner purchased the co-general partner interest of RI 5 Real Estate Services, Inc. for $25,000 in cash. Subsequent to this acquisition, the General Partner has considered alternative disposition strategies for the Properties in light of the following:

    (i) Due to previous sales of Partnership property, the Partnership currently owns only two Properties, resulting in a disproportionate amount of fixed costs associated with maintaining a public limited partnership; and

    (ii) The General Partner believes that the appropriate strategy for the continued ownership of the Properties is the implementation of a physical refurbishment program, which would result in capital expenditures that would likely be unattractive to the Limited Partners, because they would result in the suspension or reduction of cash distributions.

  In mid-February 1998, ConAm Management, an affiliate of the General Partner, acquired Alliance Residential Management, Inc., a Phoenix-based property management company ("Alliance"). At the time of the acquisition, Alliance was managing property in Phoenix on behalf of Lend Lease, advisor to the Pension Funds. Shortly after the acquisition of Alliance, Steve Walker, a Pension Fund senior portfolio manager at Lend Lease, telephoned Jim Krohn, the former owner of Alliance, who was at that time a newly-appointed officer at ConAm Management. During this telephone conversation, Mr. Walker asked to be introduced to the principals of ConAm Management, for the purpose of familiarizing himself with Lend Lease's new property manager and exploring whether any further mutually beneficial business relationships could be established between the two parties and/or their affiliates.

  On March 13, 1998, Mr. Krohn and J. Bradley Forrester, President of ConAm Management and Vice President of the general partner of the General Partner, flew to Atlanta to meet with Messrs. Ray D'Ardenne, Don Miller, Ted Klinck, and Walker of Lend Lease. During this meeting, Messrs. Forrester and Krohn presented the Lend Lease principals with general information about ConAm Management and the multi-family real estate holdings of its affiliates, including the RI Portfolio. The Lend Lease principals responded to this presentation by expressing Lend Lease's desire to acquire well-located multi-family properties where there was the opportunity to add value through physical refurbishment and repositioning. At that time, Mr. D'Ardenne expressed a possible interest in acquiring a small portfolio of multi-family residential housing properties from ConAm Management's affiliates. While, as described above, the General Partner and its affiliates had been contemplating a sale of the RI Portfolio for some time, no formal presentations, proposals or solicitations for an offer relating to the RI Portfolio were made to the Lend Lease principals on that date.

  On March 16, Mr. Forrester sent Mr. Klinck at Lend Lease an informational package relating to the RI Portfolio. The package included information relating to the locations of the properties, the number of units at each property, a brief financial overview, and lists of amenities. Over the next few days, Mr. Forrester continued to send information concerning the RI Portfolio to Mr. Klinck. Subsequently, Mr. Klinck called Mr. Forrester and expressed Lend Lease's interest in pursuing the acquisition of the RI Portfolio. The General Partner believes that, during this time, Lend Lease representatives may have made site visits to certain of the properties comprising the RI Portfolio. The General Partner and its affiliates did not consider retaining an independent advisor to represent the interests of the Limited Partners in any prospective sale of the Properties, because they determined that that the Independent Appraisal would provide adequate assurance that a fair offer would be presented to the Limited Partners for approval.

  In late March and early April, the parties continued to exchange information relating to the RI Portfolio. At the request of Mr. Klinck, Mr. Forrester began to deliver more detailed financial reports and other information to Mr. Klinck, in order to assist Lend Lease in its development of an offer. During this time, Mr. Klinck and
Mr. Forrester discussed the relative merits of having affiliates of the General Partner contribute up to $5 million to the purchase price of the RI Portfolio and provide property management services to the RI Portfolio after the proposed sale.Through this alignment of interests, Lend Lease believed that the underwriting risks inherent in the purchase of real estate properties and the risks associated with the ongoing management of the Properties would be reduced. The General Partner believes that this reduction of risk to Lend Lease is reflected in the fact that the Purchase Price is greater than the amounts offered by others.

  During the following weeks, Lend Lease performed its own financial analysis of the RI Portfolio and made several visits to the RI Portfolio property sites. Also during this time, numerous telephone conversations took place between Mr. Klinck and Mr. Forrester. Mr. Forrester informed Mr. Klinck that if Lend Lease was not prepared to pay at least the appraised value of the RI Portfolio, then the General Partner would not be interested in making a sale. In arriving at this determination, the General Partner considered the original Unit price of $500 and concluded that a sale at the appraised value of the Properties, when taken together with all prior distributions with respect to the Units, would provide the Limited Partners with a return of capital in excess of their original investment. Mr. Klinck made several counteroffers for the RI Portfolio at prices below the appraised value, but the General Partner refused to consider a sale at those prices. During the same period, Mr. Klinck attempted to negotiate a break-up fee of $250,000, to become payable to Lend Lease if the proposed sale of the RI Portfolio did not close due to a lack of approval by the limited partners of the Partnership or any Affiliated Partnership. The General Partner refused to make these concessions.

  On May 22, 1998, Mr. Klinck sent a proposed term sheet to Mr. Forrester, including a proposed purchase offer for the RI Portfolio. On June 10, 1998, Messrs. Klinck, Walker and Joe Thomas from Lend Lease met with Messrs. Epstein, Dupree, Svatos and Tilley to discuss the transaction in general. On July 7 and 8, 1998, Mr. Forrester and Michael Johnson, a regional vice president of ConAm Management, went to Jacksonville, Florida to present the RI Portfolio properties in that area to Messrs. Walker, Thomas and Klinck and representatives of the Pension Funds. On July 28 and 29, 1998, a similar meeting took place in Phoenix, Arizona. Over the next few months, Mr. Forrester continued to send information on the RI Portfolio to Mr. Klinck, including city maps, rental brochures, market summaries, occupancy information, floor and site plans, management report summaries, operating statements, rent rolls, location maps, memos regarding capital improvements and management biographies.

  During late July, the parties continued to negotiate the Purchase Price. In arriving at the purchase offer contained in the proposed term sheet, Lend Lease had performed independent evaluations of the historical financial performance of the properties, the current and anticipated local real estate market conditions affecting the properties, and the existing physical condition of the properties. Lend Lease's purchase offer was less than the value set forth in the Independent Appraisal, and the proposed purchase agreements contained provisions obligating the Partnership to make additional expenditures for capital improvements prior to closing (or credit the purchase price for any unexpended amounts). As a result of the late July telephonic negotiations between Mr. Klinck and Mr. Forrester, the purchase offer was increased to the value set forth in the Independent Appraisal. In late August and early September, the parties agreed to eliminate the obligation to make additional expenditures for capital improvements.

  In the course of evaluating financing options for the proposed acquisition, the prospective lender to the Purchaser had an independent appraisal of the RI Portfolio prepared (the "Lender Appraisal"). The Lender Appraisal indicated that the aggregate appraised value of the Properties was $26,300,000. After deducting a sales commission of 2.5%, or $657,500, normally paid by the seller but not applicable to the Sale, the Lender Appraisal indicated that the value of the Properties was $25,642,500, or $257,500 less than the value of $25,900,000 set forth in the Independent Appraisal. During late October 1998, Mr. Forrester had numerous telephone conversations with Mr. Klinck in which Mr. Klinck sought a reduction in the purchase offer and Mr. Forrester sought to have the purchase offer increased above the Independent Appraisal. As a result of these discussions, the purchase offer was increased from $25,900,000 to the Purchase Price of $26,000,000. This brought the aggregate amount offered by the Purchaser for the RI Portfolio to $117,900,000.

  Thereafter, the parties finalized the material terms of the proposed LLC Agreement, the property management agreement for ConAm Management, and the Purchase Agreements. In order to facilitate the Partnership's compliance with its obligations under the Right of First Refusal, see "--Terms of the Purchase Agreements," the parties agreed to modify the form of Purchase Agreement with respect to Hamptons in certain respects so that the sale of Hamptons would be independent of the sales of Lakeview and the properties of the Affiliated Partnerships. Lend Lease, on behalf of two of its clients, and the Partnership, on behalf of the joint venture partnership which owns Hamptons, have entered into a letter of intent (the "LETTER OF INTENT") regarding the purchase of Hamptons by a joint venture between the two clients of Lend Lease and an affiliate of CAPL. The parties have acknowledged that the Purchaser, when formed, is the intended purchaser of Hamptons under the Letter of Intent. The obligations of the parties under the Letter of Intent are expressly non-binding unless and until a definitive purchase agreement embodying the terms of the Letter of Intent is executed by all parties.

  The definitive Purchase Agreement with respect to Lakeview will be executed and delivered immediately after the Proposals are approved by the Limited Partners, but the Purchaser's obligation to consummate the purchase of Lakeview will be expressly conditioned on the approval of comparable transactions by the limited partners of the Affiliated Partnerships. The definitive Purchase Agreement with respect to Hamptons is anticipated to be executed no later than December 31, 1998, but the Partnership's obligation to consummate the sale of Hamptons will be expressly conditioned on approval of the Proposals by the Limited Partners and will be subject to the Right of First Refusal.

CONFLICTS OF INTEREST OF THE GENERAL PARTNER

  The Sale contemplates that the properties will be sold to an entity in which an affiliate of the General Partner will own a 9% interest. Because of this ownership interest, the General Partner has a conflict with the interests of the Limited Partners, and the interests of the General Partner may conflict with its fiduciary obligation to the Limited Partners. The General Partner believes, however, that the Sale is fair to the Limited Partners. The General Partner believes that the fairness factors enumerated in "SPECIAL FACTORS-- Fairness of the Sale," and the fact that the Sale requires the approval of the Limited Partners, provide sufficient procedural safeguards to minimize the effects of the potential conflicts of interest inherent in any such transaction.

  Nevertheless, Limited Partners should consider the following factors when examining the Sale:

    (i) In consideration of a pro rata cash capital contribution to the Purchaser, an affiliate of the General Partner, ConAm DOC, will own a 9% interest in the Purchaser, and consequently, the General Partner faces direct conflicts of interest in negotiating the Sale. Furthermore, ConAm DOC has the potential to receive up to an additional 18% of the profits of the Purchaser after pro rata distributions of profits to members of the Purchaser have resulted in recoupment by such members of their aggregate capital contributions and payment of cumulative returns of 15% per annum on their previously unrecovered capital contributions.

    (ii) No independent committee or representative has been appointed or retained to negotiate the terms of the Sale on behalf of the Limited Partners.

    (iii) The Partnership has in the past and is currently being represented by legal counsel who has also represented and is currently representing the General Partner and certain of its affiliates in various matters, and the Limited Partners will not be represented by separate legal counsel.

    (iv) As an equity participant in the Purchaser, an affiliate of the General Partner will benefit from any future cash flow attributable to, and any future appreciation of, the Properties if the Sale is approved. Furthermore, if the Sale is approved, ConAm Management, an affiliate of the General Partner which will not be a member of the Purchaser, will be party to a property management agreement relating to the Properties sold to the Purchaser. ConAm Management might not have otherwise obtained this contract if it were not an affiliate of the General Partner. Finally, the General Partner and its affiliates will benefit from the Sale as discussed in "SPECIAL FACTORS--Effects of the Sale."

FAILURE TO APPROVE THE SALE

  The General Partner believes that consummation of the Sale is the preferable course of action at this time. If the Limited Partners fail to approve the Proposals, however, the Partnership will attempt to refinance the existing loan secured by Lakeview and obtain financing for Hamptons and utilize any loan proceeds to implement certain capital improvements. The Partnership might then take advantage of any future property appreciation through a future sale of one or both of the Properties to the Purchaser or otherwise (subject to any necessary amendment to the Partnership Agreement to permit such sale or sales, which might require the consent of the Limited Partners). There is no assurance that the General Partner could arrange for an alternative sale of the

Properties at an appropriate price or on terms acceptable to the Partnership. Such a course of action could also increase the risk of loss of the Properties due to any failure to make debt service payments and might also adversely affect the timing and amount of future distributions to Limited Partners.

  The General Partner believes that a refinancing of the Properties at 75% of the Lender Appraisal could generate $19,725,000 in new loan proceeds. After deducting refinancing costs, repayment of the existing loan and related prepayment penalties and reserves for capital expenditures required to maintain the competitive position of the Properties, the General Partner expects that the Partnership would make a tax-deferred distribution of approximately $213.50 per Unit, as compared to an expected distribution of $341.74 per Unit from net proceeds from the Sale and the subsequent liquidation of the Partnership.

  If the Properties were leveraged to the extent set forth above at a 7% interest rate, the increased annual debt service of $976,547 related to the refinancing might result in the suspension of distributions or might affect the timing and amount of future distributions. Furthermore, under current lending practices, the loans would include provisions that could result in material prepayment penalties if the loans were repaid prior to their maturity. Consequently, the General Partner believes that the Sale is the preferable course of action at this time.

TERMS OF THE PURCHASE AGREEMENTS

  The following is a summary of the material terms of the proposed Purchase Agreements. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE IS MADE TO THE FORMS OF PURCHASE AGREEMENTS, WHICH ARE AVAILABLE UPON REQUEST PURSUANT TO THE PROCEDURES SET FORTH IN THE SECTION OF THIS SOLICITATION STATEMENT ENTITLED "AVAILABLE INFORMATION." The Purchase Agreement with respect to Lakeview (the "Lakeview Purchase Agreement") will not be executed unless the Limited Partners approve the Proposals. The Purchase Agreement with respect to Hamptons (the "Hamptons Purchase Agreement") is anticipated to be executed on or before December 31, 1998, but the Partnership's obligation to consummate the sale thereunder will be conditioned on approval of the Proposals by the Limited Partners and will be subject to the Right of First Refusal. Capitalized terms used but not defined in this summary of material terms have the meaning ascribed to them in the form of the Purchase Agreements.

  Structure of the Sale. The Partnership holds majority interests in and controls two joint venture partnerships which hold title to Lakeview and Hamptons, respectively. In order to effectuate the Sale, these title-holding entities will transfer title and deliver the deeds and other documents of transfer to the Purchaser on the Closing Date. Pursuant to the joint venture partnership agreement relating to Hamptons, the Partnership must give notice to the Hamptons Co-Venturers if the Partnership receives a bona fide written offer for the purchase of Hamptons. The notice must specify the exact terms of the bona fide written offer, including the name of the offeror and the proposed purchase price. The Hamptons Co-Venturers have 15 days from receipt of this notice to elect to acquire Hamptons on the same terms and conditions as are contained in the bona fide written offer. On November 25, 1998, the Partnership mailed notice to the Hamptons Co-Venturers of the proposed sale of Hamptons. Hamptons will be sold on the terms and conditions described herein regardless of whether it is sold to the Purchaser or the Hamptons Co-Venturers. Lend Lease has indicated that, should the Hamptons Co-Venturers elect to purchase Hamptons pursuant to the terms of the bona fide written offer, Lend Lease would remain interested in purchasing Lakeview.

  Purchase Price. The Purchase Price for the Properties will be $26,000,000 ($11,600,000 with respect to Lakeview and $14,400,000 with respect to Hamptons), payable by the Purchaser on the respective Closing Dates and subject to certain adjustments at closing. The Purchase Price will be paid in cash and is expected to be paid out of proceeds from third party financing and capital contributions made to the Purchaser. It is anticipated that the third party financing will be provided by the Federal National Mortgage Association ("FNMA"). FNMA would be financing 65% of the aggregate purchase price for the RI Portfolio under a $100,000,000 Master Credit Facility (the "Proposed Facility") secured by the RI Portfolio. The Proposed Facility would have a five-year term and a minimum borrowing base of $50,000,000. All loans under the Proposed Facility would be cross-collateralized and cross-defaulted, and the Proposed Facility would require a minimum of five properties in three geographically distinct areas. For these reasons, a similar financing facility is not available to the Partnership.

  It is expected that borrowings under the Proposed Facility will bear a variable interest rate of 0.52% plus the effective interest rate at which FNMA is able to sell mortgage-backed securities collateralized by outstanding borrowings. The General Partner estimates that the effective interest rate would be 5.74% if borrowings were outstanding at this time. The Pension Funds intend to cause the Purchaser to enter into an interest rate swap agreement with a commercial bank that will effectively fix the interest rate for five years at approximately 6%.

  The Proposed Facility will require the Purchaser to pay a prepayment penalty if outstanding borrowings are repaid within the first three years. The Purchaser has no plans to refinance or repay the Proposed Facility prior to the earlier of its maturity date or the sale by it of any or all of the RI Portfolio.

  Condition of the Properties; Review of the Properties. The Purchaser will purchase the Properties on an "As Is," "Where-Is" and "With All Faults" basis with limited representations by the Partnership as to the condition of the Properties or their fitness for any purpose. Lend Lease, on behalf of the Pension Funds, has undertaken an extensive due diligence review of the Properties. Unlike purchasers in many third party purchase agreements, Lend Lease will complete its due diligence prior to execution of the Purchase Agreements, and as such, satisfaction with the due diligence investigation will not be a condition precedent to closing under the Lakeview Purchase Agreement. Under the Hamptons Purchase Agreement, the Purchaser will have until December 24, 1998 to complete its due diligence inspections and terminate the agreement if the Purchaser is not satisfied with the results of such inspections. In addition, during the due diligence period, the Purchaser may terminate its obligations to purchase Hamptons if the transaction is not approved by Lend Lease's investment committee or the investment committee of either Pension Fund for any reason.

  Conditions Precedent to Closing. The obligation of the Partnership to close under the Hamptons Purchase Agreement will be subject to approval of the Proposals by the Limited Partners. The obligation of the Purchaser to close under the Lakeview Purchase Agreement will be subject to the approval by the limited partners of the Affiliated Partnerships of the sale of their respective properties to the Purchaser. In addition, both Purchase Agreements will contain customary closing conditions for real estate transactions, including issuance of appropriate title policies.

  Casualty to or Condemnation of the Properties. If any Property or any portion thereof is damaged by fire or other casualty on or before the Closing Date for such Property, and the cost of repairing such damage equals or exceeds the greater of $400,000 or 5% of that portion of the Purchase Price allocable to the affected Property, then the Purchaser may elect to terminate the Purchase Agreement with respect to such Property. Further, if all or any material portion of any Property is taken by eminent domain (or is a subject of a pending or contemplated taking which has not been consummated) before the Closing Date, then the Purchaser will have the right to terminate the Purchase Agreement as to the affected Property. In the event of a fire or other casualty where the damage is less than $400,000 or 5% of that portion of the Purchase Price allocable to the affected Property, or if the condemnation does not affect a material portion of the affected Property, the Purchaser will be required to proceed with the closing without adjustment to the Purchase Price with respect to the affected Property and will be entitled to receive, as applicable, an assignment of the proceeds of any insurance in the event of a fire or other casualty or an assignment of any award for such taking in the event of a condemnation.

  The purchase agreements relating to the properties of the Affiliated Partnerships will contain provisions substantially similar to those outlined above with respect to the rights of the Purchaser to terminate such purchase agreements as a result of condemnation or destruction of the applicable properties. While, as a general rule, the Purchaser will be able to terminate the Lakeview Purchase Agreement (but not the Hamptons Purchase Agreement) if any one of the sales to the Purchaser by the Affiliated Partnerships is terminated, the Lakeview Purchase Agreement will provide that the Purchaser may terminate such agreement in the case of condemnation or destruction of the properties of the Affiliated Partnerships only if two or more of such properties are condemned or destroyed. For purposes of the foregoing determination, properties which comprise an integrated apartment community will be counted as a single property.

  Representations and Warranties. Unlike many third party agreements, the Purchase Agreements will not require the Partnership to make substantial representations and warranties concerning the condition or operation of the Properties, or other similar matters, such as environmental studies or engineering. Further, any representations and warranties made by the Partnership pursuant to the Purchase Agreements will survive for a period of only six months after the closing, which is a shorter period of time than that found in many third party agreements.

  Default and Damages. The Purchase Agreements will provide that the Purchaser's recourse for any uncured breach ("Default") by the Partnership on or prior to the Closing Date of any matter related to the Purchase Agreements will be either to (i) seek from the escrow holder the return of the earnest money deposits made on behalf of the Purchaser and any documents which have been deposited with the escrow holder on behalf of the Purchaser and to seek reimbursement from the Partnership for the reasonable and documented out-of-pocket expenses incurred in connection with Lend Lease's due diligence investigation (such as environmental and engineering studies) and other transaction costs, but in no event an amount in excess of 1/4% of the Purchase Price, or (ii) seek specific performance of the Partnership's obligations under the Purchase Agreements.

  In the event of the Purchaser's Default with respect to either of the Purchase Agreements or the purchase agreements relating to the properties of the Affiliated Partnerships, the Partnership's sole remedy will be to retain, as liquidated damages, the earnest money deposits for the Properties. Further, in the event the Purchaser objects or fails to cooperate with the release of such earnest money deposit held by the escrow holder, the Partnership will also have all of the remedies otherwise available to the Partnership at law or in equity.

  Pro-rations and Costs. All items of income and expense for the Properties, such as collected rents and real estate taxes, will be apportioned and adjusted between the Partnership and the Purchaser to the respective Closing Date. The Partnership and the Purchaser will each pay one-half of any third party escrow fees from the transaction, with the Partnership paying any documentary transfer and stamp taxes in connection with the recordation of the applicable deed and the Purchaser paying the premiums and other costs for title insurance, including any endorsements requested by the Purchaser or its lender.

  Comparison to Third Party Agreements. The Purchase Agreements relating to the Sale will contain several provisions which are not customarily found in combination with each other in many third party agreements.

  Provisions which may be more advantageous to the Partnership than those found in many third party agreements include the following: lack of a financing contingency; limited representations and warranties; limited survivability of representations and warranties; and sale of the Properties on an "as is" basis.

  Provisions which may be less advantageous to the Partnership than those found in many third party agreements include, in the case of the Lakeview Purchase Agreement only, the condition precedent to closing of approval by the limited partners of the Affiliated Partnerships of the sale of their respective properties to the Purchaser and the ability of the Purchaser to terminate the Purchase Agreements if, due to condemnation or casualty, the Purchaser is entitled to terminate the purchase agreements with respect to any two or more properties owned by the Affiliated Partnerships.

THE AMENDMENT

  The Partnership Agreement prohibits sales of property to the General Partner or an "affiliate" of the General Partner. "Affiliate" is defined in relevant part as any person "that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in," another person. While the Pension Funds will own 91% of the Purchaser and will effectively control the Purchaser, an affiliate of the General Partner will (i) own a 9% interest in the Purchaser,
(ii) have a right of first offer and certain buy/sell rights under the proposed LLC Agreement and (iii) have the potential to receive up to an additional 18% of the profits of the Purchaser after pro rata distributions of profits to members of the Purchaser have resulted in recoupment by such members of their aggregate capital contributions and payment of cumulative returns of 15% per annum on their previously unrecovered capital contributions. An affiliate of the General Partner which will not be a member of the Purchaser will serve as the initial property manager for the Purchaser. The foregoing factors might cause the Purchaser to be an "affiliate" of the General Partner under the terms of the Partnership Agreement. In order to permit the Sale, the General Partner proposes to amend the Partnership Agreement to permit proposed sales of Partnership properties to "affiliates" of the General Partner, if such proposed sales are approved by the Limited Partners. The proposed Amendment requires the approval of a majority in interest of the Limited Partners. The full text of the proposed Amendment is set forth in Appendix A hereto.

INDEMNIFICATION

  If a claim is made against the General Partner in connection with its actions on behalf of the Partnership with respect to the Sale, the General Partner expects that it will seek to be indemnified by the Partnership with respect to such claim. The Partnership Agreement provides that, except in the case of fraud, negligence, misconduct or other breach of fiduciary duty to the Partnership or any Partner, the General Partner will not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any liabilities or other obligations imposed on, incurred by or asserted against the General Partner or the Partnership in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Partnership or on the part of the General Partner as a general partner of the Partnership. However, the General Partner will not be indemnified from any liability, loss, or damage incurred by it in connection with any claim or settlement involving allegations that any state securities law or the Securities Act of 1933, as amended, was violated by the General Partner unless the General Partner is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of both the Securities Exchange Commission and the California Commissioner of Corporations regarding indemnification for violations of securities laws.

  As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partner relating to its involvement in the Sale could be more limited than the remedy which might have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification would reduce the amount of Partnership cash available for distributions to the Limited Partners by an amount equivalent to that paid to the General Partner under such a claim.

         CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE

GENERAL

  The Sale, if approved, will have certain tax implications to the Limited Partners that must be considered. The following summarizes the material estimated federal income tax consequences to Limited Partners arising from the Sale and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Solicitation Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not intended to, and should not, be considered an opinion respecting the federal or state income tax consequences of the Sale.

  A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account in computing his or her income tax liability, his or her allocable share of the partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the partnership agreement. If the allocation of income or loss in the partnership agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the partnership's income or loss to be allocated in accordance with the partners' economic interests in the partnership. The distribution of cash attributable to partnership income is generally not a separate taxable event.

  For tax purposes, the Partnership will realize and recognize gain or loss separately for each Property (and in some cases, for each building which is part of a Property). The amount of gain for tax purposes recognized with respect to an asset, if any, will be an amount equal to the excess of the amount realized (i.e., cash or consideration received reduced by the expenses of the Sale) over the Partnership's adjusted tax basis for such asset. Conversely, the amount of loss recognized with respect to an asset, if any, will be an amount equal to the excess of the Partnership's adjusted tax basis over the amount realized by the Partnership for such asset. The "adjusted tax basis" of an asset is its cost (including nondeductible capital expenditures made by the Partnership at the time of purchase) or other basis with certain additions or subtractions, including (i) additions for the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges and (ii) subtractions for depreciation and amortization.

  Each Limited Partner must report his or her allocable share of these gains and losses in the Limited Partner's taxable year in which or with which the Partnership's fiscal year in which the Properties are sold ends. Each Limited Partner's allocable share of any Section 1245 gain, Section 1231 gain, Section 1250 gain or loss and Partnership net taxable income or loss from operations will be reflected on his or her applicable Schedule K-1 (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

  Under Section 702(a)(3) of the Code, a partnership is required to separately state, and partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Limited Partner's allocable share of any Section 1231 gain or loss and depreciation recapture realized by the Partnership as a result of the Sale would be reportable by such Limited Partner on his or her individual tax return. Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property" which means
(i) depreciable assets used in a trade or business or (ii) real property used in a trade or business and held for more than one year. Conversely, Section 1231 losses are those losses arising from the sale or exchange of Section 1231 Property. If Section 1231 losses exceed Section 1231 gains, such losses would be treated as ordinary losses by the Partners.

  To the extent that Section 1231 gains for any taxable year exceed certain
Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture, as discussed below), such gains and losses will be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

  Under Sections 1245 and 1250 of the Code, a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition rather than as long-term capital gains ("Section 1245 gains" and "Section 1250 gains," respectively). The Partnership does not anticipate that it would have material amounts of
Section 1245 or Section 1250 gains as a result of the Sale. Therefore, it is anticipated that the Sale will result in capital gain without the re-capture of any significant gain to be reported at ordinary income tax rates. (It is not anticipated that any Property will be sold at a tax loss.)

  The Partnership Agreement provides that distributions from the Sale will be made:

    (i) First, 100% to the Limited Partners until each Limited Partner has received an amount equal to his Adjusted Capital Investment (as defined in the Partnership Agreement);

    (ii) Second, and subject to certain reductions, 100% to the Limited Partners until each Limited Partner has received an amount equal to a 7% cumulative annual return with respect to his Adjusted Capital Investment, which amount shall be calculated commencing with the first anniversary date of the last Additional Closing Date (as defined in the Partnership Agreement) (but in no event less than a 6% cumulative annual return with respect to the Limited Partner's Adjusted Capital Investment calculated from the date of the Limited Partner's admission to the Partnership); and

    (iii) Third, the balance 85% to the Limited Partners and 15% to the General Partner.

  The General Partner expects that the Limited Partners will recognize taxable gain from the Sale of approximately $263.14 per Unit. Actual gain will be allocated among the General Partner and the Limited Partners (the "Partners") as follows: (i) first, 99% to the Limited Partners and 1% to the General Partner, until each Limited Partner's deficit, if any, in its capital account is restored to zero; (ii) second, 100% to the General

Partner, until the General Partner's deficit, if any, in its capital account is restored to zero; (iii) third, 99% to the Limited Partners and 1% to the General Partner, until each Limited Partner's capital account is equal to the sum of (A) the Limited Partner's Adjusted Capital Investment and (B) an amount equal to the excess of a 7% cumulative annual return, from the first anniversary date of the last Additional Closing Date, with respect to the Limited Partner's Adjusted Capital Investment (or, if greater, a 6% cumulative annual return, from the date of the Limited Partner's admission to the Partnership with respect to the Limited Partner's Adjusted Capital Investment), subject to certain reductions; (iv) fourth, to each Partner, pro rata, until the ratios of the Partners' capital accounts (as reduced pursuant to the Partnership Agreement) are, for each Limited Partner, a number equal to 85 multiplied by a fraction, the numerator of which is the number of Units held by such Limited Partner and the denominator of which is the total number of outstanding Units, and for the General Partner, 15, subject to certain reductions; and (v) fifth, 85% to the Limited Partners and 15% to the General Partner. Any passive losses which have been suspended from this or other passive investments may be available to reduce this gain. The Partnership's accountants have estimated that approximately $0.00 per Unit in suspended passive losses will be available from the Partnership. Furthermore, unamortized syndication costs in the amount of $67 per Unit will reduce the amount of gain reportable by the Limited Partners. The expected distribution to the Limited Partners from net proceeds from the Sale and certain cash reserves, together with the planned distribution upon liquidation, is anticipated to be approximately $341.74 per Unit and is expected to exceed the Limited Partners' income tax liability attributable thereto of Limited Partners who acquired their Units in the public offering.

  The Partnership anticipates that approximately $65.31 per Unit in federal income taxes may be incurred as a result of the Sale and liquidation by Limited Partners who acquired their Units in the public offering, as reflected in the following table, which assumes that a Limited Partner has a marginal federal income tax rate of 39.6%.

                                                                GAIN    EST.
                                                                 PER   FEDERAL
                                                                UNIT     TAX
                                                               ------- -------
   Taxed at a 39.6% federal rate.............................. $ 11.17 $ 4.42
   Taxed at a 25% federal rate................................ $209.82 $52.46
   Taxed at a 20% federal rate................................ $ 42.15 $ 8.43
                                                               ------- ------
   Total (without regard to suspended passive losses)......... $263.14 $65.31
                                                               =======
   Potential suspended passive losses of $0 at 39.6%..........         $(0.00)
                                                                       ------
   Total potential taxes (including suspended passive loss-
    es).......................................................         $65.31
                                                                       ======

  After allocating income or loss to the Partners, with the concomitant tax basis adjustments, the distribution of proceeds from the Sale will reduce each Limited Partner's federal income tax basis in its Unit. To the extent that the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain depending on a Limited Partner's holding period. To the extent that the distribution received is less than that basis, the remaining basis, representing a Partner's share of the Partnership syndication cost incurred at the inception of the Partnership, may represent a tax benefit in connection with the termination of such Partner's partnership interest. Limited Partners are encouraged to consult their respective tax advisors with respect to the foregoing.

CAPITAL GAINS

  Net long-term capital gains allocated to individuals, trusts and estates from the Sale will be taxed at a maximum rate of 20% (except that the rate will be 25% on that portion of the gain which is equal to the amount of real estate depreciation not recaptured as ordinary income under Section 1250), while ordinary income will be taxed at a maximum rate of up to 39.6%. The amount of net capital loss that can be utilized to offset income will be limited to the sum of net capital gains from other sources recognized by the Limited Partner during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations.

PASSIVE LOSS LIMITATIONS

  Limited Partners who are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules. A Limited Partner's allocable share of Partnership income or loss is treated as derived from a passive activity, except to the extent of the Partnership's portfolio income. Portfolio income includes such items as interest and dividends. A Limited Partner's allocable share of any Partnership gain realized on the Sale will be characterized as passive activity income, and the liquidation of the Partnership will permit the deduction of any previously deferred passive losses, if any, allocated to the Limited Partners.

CERTAIN STATE INCOME TAX CONSIDERATIONS

  Because each state's tax law varies, it is impossible to predict the tax consequences to the Limited Partners in all the state tax jurisdictions in which they are subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Limited Partner will depend upon the provisions of the state tax laws to which the Limited Partner is subject. The Partnership will generally be treated as engaged in business in each of the states in which the Properties are located, and the Limited Partners would generally be treated as doing business in such states and therefore subject to tax in such states. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

TAX CONCLUSION

  The discussion set forth above is only a summary of the material federal income tax consequences to the Limited Partners of the Sale and of certain state income tax considerations. It does not address all potential tax consequences that may be applicable to the Limited Partners and to certain other categories of Limited Partners, such as non-United States persons, corporations, insurance companies, subchapter S corporations, partnerships or financial institutions. It also does not address local or foreign tax consequences of the Sale. ACCORDINGLY, LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE SALE TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                                 DISTRIBUTIONS

  Since its inception on June 28, 1984, the Partnership has made quarterly distributions aggregating $278.36 per Unit and returns of capital of $107.00 per Unit. The Partnership has made distributions averaging $6.19 per Unit during each of the last eight fiscal quarters. With the projected distribution of $341.74 per Unit upon liquidation of the Partnership, Limited Partners will have received aggregate distributions of approximately $227.10 per Unit and a full return of their initial investment of $500.

                              NO APPRAISAL RIGHTS

  If Limited Partners owning a majority of the outstanding Units on the Record Date consent to the Proposals, such approval will bind all Limited Partners. The Partnership Agreement and the California Uniform Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Limited Partners who dissent from the consent of the majority in approving or disapproving the Proposals. Accordingly, dissenting Limited Partners do not have the right to have their Units appraised or to have the value of their Units paid to them if they disapprove of the action of a majority in interest of the Limited Partners.

                             MARKET FOR THE UNITS

  The General Partner has no knowledge of a formal, established public trading market for the Units and believes that secondary sales activity for the Units is limited and sporadic. Due to the fact that the Units are not listed on any exchange or quoted on NASDAQ, privately negotiated sales and sales through intermediaries are the primary means available to a Limited Partner to liquidate an investment in the Units. While some information is available through private publications regarding the prices at which such secondary sales transactions in the Units have been made, these publications expressly disclaim the accuracy and reliability of the information regarding such trades. Accordingly, the General Partner does not believe that such information is of comparative value in analyzing the distributions to be made in connection with the Sale. No sales of Units were made by or to affiliates of the Partnership during the last two years.

  In addition to informal secondary market sales, investors have periodically sought to acquire Units by means of a tender offer for outstanding Units. However, such tender offers generally involve only a limited number of Units, are held open only for a limited time, and are available only on a limited basis. Furthermore, those tender offers during the past three years of which the General Partner is aware have been made at approximately 41% to 76% of the net asset value of the Units. In particular, during the last six months, two tender offers for outstanding Units were made by parties unaffiliated with the General Partner for prices of $273 and $200 per Unit. The estimated aggregate distribution to the Limited Partners following consummation of the Sale and the anticipated liquidation of the Partnership, equal to $341.74 per Unit, compares favorably with the average price of $237 per Unit represented by these recent tender offers.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On the Record Date, there were 57,490 Units issued and outstanding and entitled to vote held of record by 2,508 Limited Partners. At the Record Date, the General Partner and its affiliates owned no Units. No person is known by the Partnership to be the beneficial owner of more than 5% of the Units.

                             YEAR 2000 INFORMATION

  The Partnership has assessed the potential impact of the "Year 2000" computer systems issue on its operations. If the Sale is consummated, the Partnership will liquidate prior to January 1, 2000, and no Year 2000 issues will be presented.

  In the event that the Sale is not consummated, the Partnership has relied on the efforts of ConAm Management, which has been retained by the Partnership to manage the business and financial operations of the Properties, to resolve any potential Year 2000 issues. In the course of providing property management services for the Partnership, ConAm Management retained a third party consultant to modify all applicable software to provide for 4-digit year fields. The General Partner believes that the modifications undertaken by ConAm Management are sufficient to address any potential Year 2000 problems and that the impact of the Year 2000 issue will not materially affect the Partnership's operating results or financial condition if the Sale is not consummated. Accordingly, neither ConAm Management nor the Partnership has taken any further actions with respect to the Year 2000 issue.

                               VOTING PROCEDURES

  Each Limited Partner is entitled to one (1) vote for each Unit owned of record by such Limited Partner on the Record Date. Approval of the Proposals requires the affirmative consent of Limited Partners holding a majority in interest of the Units. A duly executed consent card on which a consent or an indication of withholding consent is not indicated will be deemed a consent to the Proposals. A vote "for" or "against" either of the Proposals may be revoked by written notice of revocation or by a later-dated consent containing different instructions at any time on or before the Expiration Date.

  This Solicitation Statement is accompanied by a separate consent card. Consent cards should be completed, signed and returned by the Expiration Date to the Solicitation Agent at the address specified below or by facsimile transmission of the front and back of the card to the number specified below. A self-addressed, prepaid envelope for return of the consent card is included with this Solicitation Statement.

                  By Mail:                                     By Facsimile:
            D.F. King & Co., Inc.                              (212) 809-8839
               77 Water Street
                 20th Floor
             New York, NY 10005

                             For Information Call:
                                (800) 735-3591
                                  (TOLL-FREE)

                             AVAILABLE INFORMATION

  The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

  The following documents, which have been filed with the Commission, contain important information about the Partnership and its financial condition and are annexed hereto as Annex 1 and Annex 2, respectively:

    (i) The Partnership's Annual Report on Form 10-K, as amended and restated for the year ended November 30, 1997 (Commission File No. 0-014341) (the "Form 10-K").

    (ii) The Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1998 (Commission File No. 0-014341) (the "Form 10-Q").

  The Commission permits the Partnership to "incorporate by reference" information into this Solicitation Statement, which means that the Partnership can disclose important information to Limited Partners by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Solicitation Statement, except for any information superseded by information in this Solicitation Statement.

  The Partnership hereby incorporates by reference the Form 10-K, all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act that it may file or has already filed with the Commission between November 30, 1997 and the date of action by Consent, other than those delivered in connection herewith, and the financial information contained in Part I of the Form 10-Q.

  A Limited Partner of the Partnership may obtain from the Partnership or the Commission any of the documents incorporated by reference. Documents incorporated by reference are available from the Partnership without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in the document incorporated by reference in this Solicitation Statement. Limited Partners may obtain documents incorporated by reference in this Solicitation Statement, or a copy of the Partnership Agreement or the form of Purchase Agreements, by written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, from ConAm Property Services IV, Ltd., 1764 San Diego Avenue, San Diego, California 92110-1906, telephone number (619) 297-6771.

  If you would like to request documents from the Partnership, please do so by January 8, 1999 in order to ensure receipt before action by Consent.

San Diego, California
December 16, 1998                         CONAM PROPERTY SERVICES IV, LTD.,
                                          General Partner
                                          By: Continental American
                                             Development, Inc., the General
                                             Partner

                                          By: /s/ Daniel J. Epstein
                                              ---------------------------------
                                             Daniel J. Epstein
                                             President and Chief Executive
                                             Officer

                                                                     APPENDIX A

                            THE PROPOSED AMENDMENT

  Set forth below is the provision of the Partnership Agreement that would be modified by the proposed Amendment. The following is qualified in its entirety by reference to the form of Amendment, a copy of which can be obtained without charge from the Solicitation Agent.

  IF THE PROPOSED AMENDMENT IS ADOPTED, THE FOLLOWING SECTION WILL BE MODIFIED AS FOLLOWS (underlines indicate where text has been added):

12. RIGHTS, DUTIES AND LIABILITY OF GENERAL PARTNERS.

  ....

  d. Limitations on General Partners' Authority. The General Partners shall have no authority to do any act prohibited by law, nor shall the General Partners have any authority to:

  ....

  (xi) Except as provided in Subsection 12f.(vi), permit the Partnership to purchase or lease property in which a General Partner or any Affiliate has an interest or sell or lease any Property to a General Partner or any Affiliate,
                                                                            -
unless such transaction is specifically approved by Limited Partners owning a
-----------------------------------------------------------------------------
majority of the Units outstanding at that time.
----------------------------------------------

  [The remainder of Section 12 is unaffected.]

                                                                     APPENDIX B

                      FORM OF CONSENT OF LIMITED PARTNER

                        CONAM REALTY INVESTORS 5, L.P.

                          CONSENT OF LIMITED PARTNER

  THIS CONSENT IS SOLICITED BY AND ON BEHALF OF CONAM REALTY INVESTORS 5, L.P. (THE "PARTNERSHIP") BY CONAM PROPERTY SERVICES IV, LTD., THE GENERAL PARTNER OF THE PARTNERSHIP. The General Partner recommends a vote "FOR" the Proposals, as defined in the accompanying Consent Solicitation Statement. A vote "FOR" the Proposals also will constitute your consent to all actions necessary to consummate all transactions with respect to the Proposals contemplated by the Consent Solicitation Statement. All capitalized terms used herein without definition have the meanings assigned to them in the Consent Solicitation Statement.

  THIS CONSENT WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED, YOU WILL BE DEEMED BY YOUR SIGNATURE BELOW TO HAVE CONSENTED TO THE PROPOSALS AS RECOMMENDED BY THE GENERAL PARTNER.

        PLEASE MARK THE APPROPRIATE BOX WITH RESPECT TO EACH PROPOSAL:

                                               FOR AGAINST ABSTAIN
                                               --- ------- -------
With the General Partner's recommendation to
approve the Sale of the Property (as set
forth in "ACTION BY CONSENT--Matters to be
Considered), the undersigned votes all of the
undersigned's Units:                           [_]   [_]     [_]
With the General Partner's recommendation to
amend the Partnership Agreement to permit
sales of Partnership property to affiliates
of the General Partner, including the Sale
(as set forth in Appendix A to the Consent
Solicitation Statement), the undersigned
votes all of the undersigned's Units:          [_]   [_]     [_]

  IF THE SALE IS APPROVED BUT THE AMENDMENT OF THE PARTNERSHIP AGREEMENT IS NOT, THE GENERAL PARTNER WILL HAVE NO AUTHORITY TO CONSUMMATE THE SALE, AND THE SALE WILL NOT OCCUR. If the Amendment of the Partnership Agreement is approved but the Sale is not, the General Partner anticipates amending the Partnership Agreement in accordance with Appendix A to the Consent Solicitation Statement.

  The undersigned acknowledges receipt from the General Partner of the Consent Solicitation Statement dated December 16, 1998 pertaining to the Proposals.

Dated: ____________, 199_                   -------------------------------
                                                        Signature

                                            -------------------------------
                                                       Print Name

                                            -------------------------------
                                               Signature (if held jointly)

                                            -------------------------------
                                                       Print Name

                                            -------------------------------
                                                          Title

  Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT, PRIOR TO 5:00 P.M. PACIFIC STANDARD TIME ON JANUARY 15, 1999 (UNLESS SUCH TIME IS EXTENDED PURSUANT TO THE CONSENT SOLICITATION STATEMENT), BY FACSIMILE TO (212) 809-8839 OR BY MAIL, USING THE ENCLOSED PRE-PAID ENVELOPE, TO D.F. KING & CO., INC., WALL STREET STATION, P.O. BOX 411, NEW YORK, NY 10269-0069. IF YOU NEED ASSISTANCE IN FILLING OUT THIS CONSENT, PLEASE CALL THE SOLICITATION AGENT AT (800) 735-3591.

                                                                   Annex 1

             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 10-K

[X]ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                ACT OF 1934

               For the fiscal year ended: November 30, 1997

                                    OR

  [  ]TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

               For the transition period from _____ to _____

                     Commission file number:  0-014341


                       CONAM REALTY INVESTORS 5 L.P.
                             formerly known as
                      HUTTON/CONAM REALTY INVESTORS 5
           Exact name of Registrant as specified in its charter

     California                                               11-2712111
State or other jurisdiction of incorporation     I.R.S. Employer Identification No.

Attention:  Robert J. Svatos
1764 San Diego Avenue, San Diego California                    92110-1906
Address of principal executive offices                          zip code

Registrant's telephone number, including area code: (619) 297-6771

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:

                   UNITS OF LIMITED PARTNERSHIP INTEREST
                              Title of Class

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes  X      No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form
10-K or any amendment to this Form 10-K.   (X)

Documents Incorporated by Reference:

Portions of Parts I, II, III and IV are incorporated by reference to the Partnership's Annual Report to Unitholders for the fiscal year ended November 30, 1997.

                                PART I

Item 1.  Business

(a) General Description of Business and Objectives


ConAm Realty Investors 5 L.P., formerly known as Hutton/ConAm Realty Investors 5, (the "Partnership") is a California limited partnership formed on June 28, 1984. ConAm Property Services IV, Ltd. ("CPS IV"), a California limited partnership, and RI 5 Real Estate Services, Inc., ("RI 5"), a Delaware corporation, were the original co-general partners of the Partnership. On January 27, 1998, CPS IV acquired RI 5's co-general partner interest in the Partnership, effective July 1, 1997, pursuant to a Purchase and Sale Agreement between CPS IV and RI 5 dated August 29, 1997. As a result, CPS IV now serves as the sole general partner (the "General Partner") of the Partnership. In conjunction with this transaction, the name of the Partnership was changed from Hutton/ConAm Realty Investors 5 to ConAm Realty Investors 5 L.P.

The Partnership was organized to engage in the business of acquiring, operating and holding for investment multifamily residential properties. The Partnership originally invested in one residential apartment property and two joint ventures, each of which owns a specified property. As discussed below, one property was sold in December 1996. Funds held as a working capital reserve are invested in bank certificates of deposit, unaffiliated money market funds or other highly liquid short-term investments where there is appropriate safety of principal in accordance with the Partnership's investment objectives and policies.

The Partnership's principal investment objectives with respect to its interests in real property are:

(1)  capital appreciation;

(2) distributions of net cash from operations attributable to rental income; and

(3)  preservation and protection of capital.

Distribution of net cash from operations is the Partnership's objective during its operational phase, while preservation and appreciation of capital are the Partnership's longer-term objectives. The attainment of the Partnership's investment objectives will depend on many factors, including future economic conditions in the United States as a whole and, in particular, in the localities in which the Partnership's properties are located, especially with regard to achievement of capital appreciation.

From time to time the Partnership expects to sell its real property investments taking into consideration such factors as the amount of appreciation in value, if any, to be realized and the possible risks of continued ownership. In consideration of these factors and improving market conditions, the General Partner intends to sell the remaining two properties over the next few years. Proceeds from the sale, financing or refinancing of properties will not be reinvested and may be distributed to the Limited Partners and General Partner (sometimes referred to together herein as the "Partners"), so that the Partnership will, in effect, be self-liquidating. If deemed necessary, the Partnership may retain a portion of the proceeds from any sale, financing or refinancing as capital reserves. As partial payment for properties sold, the Partnership may receive purchase money obligations secured by mortgages or deeds of trust. In such cases, the amount of such obligations will not be included in Net Proceeds From Sale or Refinancing (distributable to the Partners) until and only to the extent the obligations are realized in cash, sold or otherwise liquidated.

Originally, the Partnership utilized the proceeds of its public offering to acquire three residential apartment complexes (collectively, the "Properties") either directly or through investments in joint ventures, as follows: (1) Lakeview Village at Ponte Vedra Lakes, a 240-unit apartment complex, located in Ponte Vedra Beach, Florida; (2) The Hamptons at Quail Hollow, a 232-unit apartment complex, located in Charlotte, North Carolina and (3) Canterbury Park Apartments, a 96-unit apartment complex, located in Raleigh, North Carolina. On December 10, 1996, Canterbury Park was sold to an unaffiliated buyer for $6,387,300. The General Partner intends to sell the remaining two properties over the next few years.

The Partnership considers itself to be engaged in only one industry segment, real estate investment.

Competition

The Partnership's real property investments are subject to competition from similar types of properties in the vicinities in which they are located and such competition has increased since the Partnership's investment in the Properties due principally to the addition of newly-constructed apartment complexes offering increased residential and recreational amenities. The Properties have also been subject to competition from condominiums and single-family properties especially during periods of low mortgage interest rates. The Partnership competes with other real estate owners and developers in the rental and leasing of its Properties by offering competitive rental rates and, if necessary, leasing incentives. Such competition may have an effect on the occupancy levels and revenues of the Properties. The occupancy levels at Lakeview Village in Ponte Vedra Beach, Florida reflect some seasonality, which is typical in that market. In some cases, the Partnership may compete with other properties owned by partnerships affiliated with the General Partner of the Partnership.

For information with respect to market conditions in the areas where the Partnership's Properties are located, reference is made to the Partnership's annual report to Unitholders for the fiscal year ended November 30, 1997, which is filed as an exhibit under Item 14.

Employees

The Partnership has no employees. Services are provided by CPS IV, ConAm Management Corporation ("ConAm Management"), an affiliate of CPS IV, as well as Service Data Corporation and First Data Investor Services Group, both unaffiliated companies. The Partnership has entered into management agreements pursuant to which ConAm Management provides property management services with respect to the Properties. First Data Investor Services Group had been retained by the Partnership to provide all accounting and investor communication functions, while Service Data Corporation provides transfer agent services. Effective December 1, 1997, the accounting functions of the Partnership have been transferred to the firm of Brock, Tibbetts and Snell, an unaffiliated company located in San Diego, California. See Item 13, "Certain Relationships and Related Transactions," for a further description of the service and management agreements between the Partnership and affiliated entities.

Item 2.  Properties

For a description of the Partnership's Properties, a discussion of current market conditions in the areas where the Properties are located and appraised values, reference is made to the Partnership's Annual Report to Unitholders for the fiscal year ended November 30, 1997, which is filed as an exhibit under Item 14. For information on the purchase of the Properties, reference is made to Note 4 to the Consolidated Financial Statements, included in the Partnership's Annual Report to Unitholders. Average occupancy rates at each property are incorporated by reference to
Item 7.

Item 3.  Legal Proceedings

The Partnership is not subject to any material pending legal proceedings.

Item 4.  Submission of Matters to a Vote of Security Holders

During the fourth quarter of the fiscal year ended November 30, 1997, no matter was submitted to a vote of Unitholders through the solicitation of proxies or otherwise.

                               PART II

Item 5. Market for the Partnership's Limited Partnership Interests and Related Security Holder Matters

As of November 30, 1997, the number of Unitholders of record was 2,602.

No established public trading market exists for the Units, and it is not anticipated that such a market will develop in the future.

Distributions of Net Cash From Operations are determined by the General Partner on a quarterly basis, with distributions generally occurring approximately 45 days after the end of each fiscal quarter. Such distributions to the Limited Partners have been made from net operating income with respect to the Partnership's investment in the Properties and from interest on short-term investments. Information on cash distributions paid by the Partnership for the past two fiscal years is incorporated by reference to the Partnership's Annual Report to Unitholders for the fiscal year ended November 30, 1997, which is filed as an exhibit under Item 14. The level of future cash distributions will be evaluated on a quarterly basis and will depend on the Partnership's operating results and future cash needs.

Item 6.   Selected Financial Data

Incorporated by reference to the Partnership's Annual Report to Unitholders for the year ended November 30, 1997, which is filed as an exhibit under
Item 14.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources

At November 30, 1997, the Partnership had cash and cash equivalents of $1,424,876, which were invested in unaffiliated money market funds, compared with $2,121,544 at November 30, 1996. The decrease in cash and cash equivalents reflects mortgage principal payments and cash distributions to Partners exceeding cash provided by operating activities during the fiscal year ended November 30, 1997. The Partnership also maintains a restricted cash balance which totaled $224,210 at November 30, 1997, largely unchanged from $225,415 at November 30, 1996. The Partnership expects sufficient cash to be generated from operations to meet its current operating expenses.

Accounts payable and accrued expenses totaled $388,948 at November 30, 1997, compared to $309,475 at November 30, 1996. The increase is primarily attributable to an increase in real estate taxes and state income tax withholding resulting from the sale of Canterbury Park.

Distribution payable totaled $359,019 at November 30, 1997, compared to $439,974 at November 30, 1996. The decrease is primarily attributable to the sale of Canterbury Park in December 1996, which reduced the amount of quarterly cash distributions from operations.

The sale of Canterbury Park is also the primary reason for the decrease in the Partnership's security deposits and due to affiliates balances at November 30, 1997, compared to the balances at November 30, 1996.

On December 10, 1996, the Partnership closed on the sale of Canterbury Park. Canterbury Park sold for an adjusted sales price of $6,387,300 to Burcam Capital I, L.L.C., a North Carolina limited liability company (the "Buyer"). The transaction resulted in a gain on sale of Canterbury Park of $2,582,641, which was reflected in the Partnership's consolidated statement of operations for the first quarter ended February 28, 1997. On January 24, 1997, the Partnership paid a special cash distribution from the sales proceeds of $6,151,430 or $107 per Unit.

The Partnership continues to perform various improvements at the Properties which include roof replacements at Lakeview Village. The majority of the roof replacements were completed in the fourth quarter of 1997. The approximate cost of replacing the roofs is $400,000 and has been or will be funded from the Partnership's operating cash flow and cash reserves. The Partnership will evaluate the need for additional improvement work at the Properties on an ongoing basis.

The General Partner declared a regular cash distribution of $6.00 per Unit for the quarter ended November 30, 1997 which was paid to investors on January 15, 1997. The level of future distributions will be evaluated on a quarterly basis and will depend on the Partnership's operating results and future cash needs.

The General Partner is continuing to evaluate the sale potential of the remaining properties and other options with respect to the Partnership's investments. One of these options includes refinancing certain loans secured by the properties in order to return capital to the limited partners on a tax-free basis and lock in favorable fixed interest rates. This would also potentially enhance the marketability of the properties, while enabling the Partnership to take advantage of possible future property appreciation. The Partnership's ability to sell the properties is dependent upon a variety of factors, many of which are not within the Partnership's control. There can be no assurance that any specific property or all the properties can be sold, that particular prices will be achieved, or that the Properties can be sold within a specific time frame.

Results of Operations

1997 versus 1996
Partnership operations for the fiscal year ended November 30, 1997 generated net income of $2,687,490, compared with net income of $1,017,032 in fiscal 1996. The increase in net income is primarily attributable to a $2,582,641 gain recognized on the sale of Canterbury Park. Excluding the gain, the Partnership generated income from operations of $104,849. Net cash provided by operating activities was $1,112,952 for the fiscal year
ended November 30, 1997 compared to $2,022,547 in fiscal 1996.   The
decrease in cash provided by operating activities is primarily attributable to the sale of Canterbury Park.

Rental income totaled $3,714,870 for the fiscal year ended November 30, 1997 compared with $4,695,358 in fiscal 1996. The decrease is primarily attributable to the sale of Canterbury Park, and to a lesser extent, a decline in rental income at Lakeview Village due to lower occupancy.

Property operating expenses totaled $2,123,570 for the fiscal year ended November 30, 1997 compared with $2,120,789 in fiscal 1996. The increase is primarily due to higher rental administrative expenses and parking lot repairs at Lakeview Village. The increase is also attributable to higher maintenance expenses and asphalt repairs at the Hamptons at Quail Hollow. Depreciation and amortization declined from $1,027,524 for the fiscal year ended November 30, 1996 to $879,851 in fiscal 1997. The decrease is primarily due to the sale of Canterbury Park and to certain furniture, fixtures and equipment becoming fully depreciated.

General and administrative expenses increased from $140,163 in fiscal 1996 to $167,485 in fiscal 1997. The increase is primarily attributable to an increase in costs associated with Partnership accounting, tax and administrative services. During the 1997 period, certain expenses incurred by RI 5, its affiliates, and an unaffiliated third party service provider in servicing the Partnership, which were voluntarily absorbed by affiliates of RI 5 in prior periods, were reimbursable to RI 5 and its affiliates.

1996 versus 1995
Partnership operations for the fiscal year ended November 30, 1996 generated net income of $1,017,032, compared with net income of $759,410 in fiscal 1995. Net cash provided by operating activities was $2,022,547 for the fiscal year ended November 30, 1996 compared to $1,902,751 in fiscal 1995. The increase in net income and cash flow was primarily attributable to higher rental income.

Rental income totaled $4,695,358 for the fiscal year ended November 30, 1996 compared with $4,471,922 in fiscal 1995. The increase reflects higher rental income at all three Properties, and was primarily attributable to increases in rental rates at each property.

Property operating expenses totaled $2,120,789 for the fiscal year ended November 30, 1996 compared with $2,061,086 in fiscal 1995. The increase was primarily due to higher repairs and maintenance expenses at Canterbury Park and Lakeview Village and an increase in utilities expense at Canterbury Park. These expenses included interior cleaning and painting at both properties, and parking lot and roof repairs at Lakeview Village. Depreciation and amortization declined from $1,142,011 for the fiscal year ended November 30, 1995 to $1,027,524 in fiscal 1996. The decrease was primarily due to fully depreciated furniture, fixtures and equipment.

General and administrative expenses increased from $120,354 in fiscal 1995 to $140,163 in fiscal 1996. The increase was primarily attributable to higher legal fees, audit fees and Partnership administrative expenses in the 1996 period.

The average occupancy levels at each of the properties for the years ended November 30, 1997, 1996 and 1995 were as follows:

                                      Twelve Months Ended November 30,
        Property                         1997      1996       1995
        The Hamptons at Quail Hollow      94%       96%        96%
          Lakeview Village                88%       96%        95%
          Canterbury Park                  _        96%        97%

New Accounting Pronouncements

The Financial Accounting Standards Board also issued SFAS No. 129, "Disclosure of Information about Capital Structure," SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." These statements, which are effective for fiscal years beginning after December 15, 1997, expand or modify disclosures and, accordingly, will have no impact on the Partnership's reported financial position, results of operations or cash flows.

Item 8.  Financial Statements and Supplementary Data

Incorporated by reference to the Partnership's Annual Report to Unitholders for the fiscal year ended November 30, 1997, which is filed as an exhibit under Item 14. Supplementary Data is incorporated by reference to page F-1 this report.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Effective December 1, 1997, the Partnership advised Coopers & Lybrand L.L.P. that it was changing accounting firms and engaged KPMG Peat Marwick LLP.

Coopers & Lybrand L.L.P.'s report on the financial statements for the years ended December 31, 1996 and December 31, 1995 contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. There have been no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

The decision to change accountants was approved by CPS IV and RI 5, the General Partners of the Partnership at that time.

                               PART III


Item 10.  Directors and Executive Officers of the Registrant

The Partnership has no officers or directors. CPS IV, the General Partner of the Partnership, manages and controls the affairs of the Partnership and has general responsibility and authority in all matters affecting its business.

ConAm Property Services IV, Ltd. ("CPS IV") is a California limited partnership organized on August 30, 1982. The sole general partner of CPS IV is Continental American Development, Inc. ("ConAm Development"). The names and positions held by the directors and executive officers of ConAm Development are set forth below. There are no family relationships between any officers or directors.

            Name                          Office

            Daniel J. Epstein             President and Director
            E. Scott Dupree               Vice President and Director
            Robert J. Svatos              Vice President and Director
            Ralph W. Tilley               Vice President
            J. Bradley Forrester          Vice President

Daniel J. Epstein, 58, has been the President and a Director of ConAm Development and a general partner of Continental American Properties, Ltd. ("ConAm"), an affiliate of ConAm Services, since their inception. He is also Chairman and Chief Executive Officer of ConAm Management. Prior to that time Mr. Epstein was Vice President and a Director of American Housing Guild, which he joined in 1969. At American Housing Guild, he was responsible for the formation of the Multi-Family Division and directed its development and property management activities. Mr. Epstein holds a Bachelor of Science degree in Engineering from the University of Southern California.

E. Scott Dupree, 47, is a Senior Vice President and general counsel of ConAm Management responsible for negotiation, documentation, review and closing of acquisition, sale and financing proposals. Mr. Dupree also acts as principal legal advisor on general legal matters ranging from issues and contracts involving the management company to supervision of litigation and employment issues. Prior to joining ConAm Management in 1985, he was corporate counsel to Trusthouse Forte, Inc., a major international hotel and restaurant corporation. Mr. Dupree holds a B.A. from United States International University and a Juris Doctorate degree from the University of San Diego.

Robert J. Svatos, 39, is a Senior Vice President and is the Chief Financial Officer of ConAm Management. His responsibilities include the accounting, treasury and data processing functions of the organization. Prior to joining ConAm Management in 1988, he was the Chief Financial Officer for AmeriStar Financial Corporation, a nationwide mortgage banking firm. Mr. Svatos holds an M.B.A. in Finance from the University of San Diego and a Bachelor's of Science degree in Accounting from the University of Illinois. He is a Certified Public Accountant.

Ralph W. Tilley, 41, is a Senior Vice President and Treasurer of ConAm Management. He is responsible for the financial aspects of syndications and acquisitions, the company's asset management portfolio and risk management activities. Prior to joining ConAm Management in 1980, he was a senior accountant with KPMG Peat Marwick LLP, specializing in real estate. He holds a Bachelor's of Science degree in Accounting from San Diego State University and is a Certified Public Accountant.

J. Bradley Forrester, 40, is the President of ConAm Management Corporation. He is currently responsible for overseeing all aspects of the operations of the firm. His primary focus is on new business related activities including property acquisitions, property development and rehabilitation, and the acquisition of other property management companies. Prior to joining ConAm, Mr. Forrester served as Senior Vice President - Commercial Real Estate for First Nationwide Bank in San Francisco, where he was responsible for a $2 billion problem asset portfolio including bank-owned real estate and non-performing commercial real estate loans. His past experience includes significant involvement in real estate development and finance, property acquisitions and dispositions and owner's representation matters. Prior to entering the real estate profession, he worked for KPMG Peat Marwick LLP in Dallas, Texas. Mr. Forrester holds a Bachelor of Science degree in Accounting from Louisiana State University. He received his CPA certification in the State of Texas.

Item 11.  Executive Compensation

Neither the General Partner nor any of its directors or executive officers received any compensation from the Partnership. See Item 13 below with respect to a description of certain costs of the General Partner and RI 5 reimbursed by the Partnership.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

As of November 30, 1997, no person was known by the Partnership to be the beneficial owner of more than five percent of the Units of the Partnership. Neither the General Partner nor any of its directors or executive officers owns any Units.

Item 13.  Certain Relationships and Related Transactions

RI 5 and CPS IV received a total of $28,158 as the General Partners' allocable share of Net Cash from Operations with respect to the fiscal year ended November 30, 1997. Pursuant to the Certificate and Agreement of Limited Partnership of the Partnership, for the fiscal year ended November 30, 1997, $36,399 of the Partnership's net income was allocated to CPS IV and RI 5. For a description of the share of Net Cash from Operations and the allocation of income and loss to which the General Partners are entitled, reference is made to Note 3 to the Consolidated Financial Statements, included in the Partnership's Annual Report to Unitholders for the fiscal year ended November 30, 1997, which is filed as an exhibit under
Item 14. Effective July 1, 1997, all General Partner allocations will be made solely to CPS IV.

The Partnership has entered into property management agreements pursuant to which ConAm Management has assumed direct responsibility for day-to-day management of the Properties. It is the responsibility of ConAm Management to select resident managers, where appropriate, and monitor their
performance.   ConAm Management's services also include the supervision of leasing, rent collection, maintenance, budgeting, employment of personnel, payment of operating expenses, strategic asset management and related services. For such services, ConAm Management is entitled to receive a management fee equal to 5% of gross revenues. A summary of property management fees earned by ConAm Management during the past three fiscal years is incorporated by reference to Note 7 to the Consolidated Financial Statements, included in the Partnership's Annual Report to Unitholders for the fiscal year ended November 30, 1997, which is filed as an exhibit under
Item 14.

Pursuant to Section 12(g) of the Partnership's Certificate and Agreement of Limited Partnership, the General Partner may be reimbursed by the Partnership for certain of its costs. A summary of amounts paid to the General Partners or their affiliates during the past three fiscal years is incorporated by reference to Note 7 to the Consolidated Financial Statements, included in the Partnership's Annual Report to Unitholders for the fiscal year ended November 30, 1997, which is filed as an exhibit under
Item 14.

                               PART IV

Item 14.  Exhibits, Financial Statement Schedule and Reports on Form 8-K

     (a)(1) Financial Statements:                                       Page

     Consolidated Balance Sheets - November 30, 1997 and 1996           (1)

     Consolidated Statements of Operations - For the years
     ended November 30, 1997, 1996 and 1995                             (1)

     Consolidated Statements of Partners' Capital - For the
     years ended November 30, 1997, 1996 and 1995                       (1)

     Consolidated Statements of Cash Flows - For the years
     ended November 30, 1997, 1996 and 1995                             (1)

     Notes to the Consolidated Financial Statements                     (1)

     Independent Auditors' Report                                       (1)

     Report of Former Independent Accountants                           (1)

     (a)(2)  Financial Statement Schedule:

     Schedule III - Real Estate and Accumulated Depreciation           (F-1)

     Independent Auditors' Report                                      (F-2)

     Report of Former Independent Accountants                          (F-3)

     (1) Incorporated by reference to the Partnership's Annual Report to Unitholders for the fiscal year ended November 30, 1997, filed as an exhibit under Item 14.

     (a)(3) Exhibits:

     (4)(A) Second Amended and Restated Agreement of Limited Partnership (included as, and incorporated herein by reference to, Exhibit
            A to the Prospectus of Registrant dated March 27, 1985, contained in Amendment No. 1 to Registration Statement No. 2-95481 of Registrant, dated March 27, 1985 (the "Registration Statement")).

        (B) Subscription Agreement and Signature Page (included as, and incorporated herein by reference to, Exhibit 3.1 to Amendment No. 1 to the Registration Statement).

    (10)(A) Documents relating to Lakeview Village.

      (A.1) Purchase and Development Agreement, dated January 31, 1984 and exhibits thereto (included as, and incorporated herein by reference to, Exhibit 10.2 to Amendment No. 1 to the Registration Statement).

      (A.2) Amendments to Purchase and Development Agreement, dated May 31,
            1985, July 31, 1985 and August 21, 1985 (included as, and incorporated herein by reference to, Exhibit (10)(A) to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1985 (the "1985 Annual Report")).

      (A.3) Amended and Restated Agreement of General Partnership of Lakeview
            Village at Ponte Vedra Lakes Joint Venture, dated July 1, 1992 (included as, and incorporated herein by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1992).

      (A.4) Loan Documents:  Promissory Note and Assignment of Rents and
            Leases with respect to the refinancing of Lakeview Village, between Registrant and The Penn Mutual Life Insurance Company (included as, and incorporated herein by reference to, Exhibit A4 to the Registrant's 1993 Annual Report on Form 10-K filed on March 30, 1994).

      (A.5) Property Management Agreement between Lakeview Village at Ponte
            Vedra Lakes Joint Venture and Con Am Management Corporation for the Lakeview Village property (included as, and incorporated herein by reference to, Exhibit A5 to the Registrant's 1993 Annual
            Report on Form 10-K filed on March 30, 1994).

        (B) Documents relating to The Hamptons.

      (B.1) Purchase and Development Agreement, dated October 9, 1984 and exhibits thereto (included as, and incorporated herein by reference to, Exhibit 10.3 to Amendment No. 1 to the Registration Statement).

      (B.2) First Amendment to Purchase and Development Agreement, dated
            December 12, 1985 (included as, and incorporated herein by reference to, Exhibit (10)(B) to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1986).

      (B.3) Real Estate Note, dated October 9, 1984 (filed as, and incorporated herein by reference to Exhibit (10)(B) to the 1985 Annual Report).

      (B.4) Property Management Agreement between The Hamptons Joint Venture and ConAm Management Corporation for the Hamptons at Quail Hollow II property (included as, and incorporated herein by reference to, Exhibit B4 to the Registrant's 1993 Annual Report on Form 10-K filed on March 30, 1994).

        (C) Documents relating to Canterbury Park:

      (C.1) Purchase and Development Agreement, dated September 7, 1984
            (included as, and incorporated herein by reference to, Exhibit
            10.4 to Amendment No. 1 to the Registration Statement).

      (C.2) Amendments to Purchase and Development Agreement, dated April 30,
            1985 and June 30, 1985 (included as, and incorporated herein by reference to, Exhibit (10)(C) to the 1985 Annual Report).

      (C.3) Property Management Agreement between Hutton/ConAm Realty
            Investors 5 and Con Am Management Corporation for the Canterbury Park II property (included as, and incorporated herein by reference to, Exhibit C3 to the Registrant's 1993 Annual Report on Form 10-K filed on March 30, 1994).

        (D) Settlement Agreement by and among the Managing Joint Venturers and the Epoch Joint Venturers, dated July 1, 1992, (included as, and incorporated herein by reference to, Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1992).

       (13) Annual Report to Unitholders for the fiscal year ended November 30, 1997.

       (21) List of Subsidiaries - Joint Ventures (included as, and incorporated herein by reference to, Exhibit (22) to the Registrant's Annual Report on Form 10-K filed for the fiscal year ended November 30, 1991).

       (27) Financial Data Schedule

       (99) Portions of the Prospectus of the Registrant, dated March 27, 1985 (included as, and incorporated herein by reference to, Exhibit 28 to the Registrant's 1987 Annual Report on Form 10-K filed for the fiscal year ended November 30, 1987).


        (b) Reports on Form 8-K:

            On December 1, 1997, the Partnership filed a Form 8-K reporting the change in Registrant's Certifying Accountants.

            On February 3, 1998, the Partnership filed a Form 8-K disclosing the sale of RI 5's co-General Partner interest in the Partnership to CPS IV.

                                SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 28, 1998

                         BY:  ConAm Property Services IV, Ltd.
                              General Partner

                         BY:  Continental American Development, Inc.
                              General Partner

                         BY:  /s/  Daniel J. Epstein
                         Name:     Daniel J. Epstein
                         Title:    President, Director and
                                   Principal Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capabilities and on the dates indicated.

                         CONAM PROPERTY SERVICES IV, LTD.
                         A General Partner

                         By:  Continental American Development, Inc.
                              General Partner

Date:  February 28, 1998
                         BY:  /s/  Daniel J. Epstein
                                   Daniel J. Epstein
                                   Director and President

Date:  February 28, 1998
                         BY:  /s/  Scott Dupree
                                   Scott Dupree
                                   Vice President and Director

Date:  February 28, 1998
                         BY:  /s/  Robert J. Svatos
                                   Robert J. Svatos
                                   Vice President and Director

Date:  February 28, 1998
                         BY:  /s/  Ralph W. Tilley
                                   Ralph W. Tilley
                                   Vice President

Date:  February 28, 1998
                         BY:  /s/  J. Bradley Forrester
                                   J. Bradley Forrester
                                   Vice President

                           Exhibit 13

                  ConAm Realty Investors 5 L.P.

                       1997 Annual Report



     ConAm Realty Investors 5 L.P. is a California limited partnership formed in 1985 to acquire, operate and hold for investment multifamily residential properties. The Partnership's portfolio currently consists of two apartment properties located in Florida and North Carolina. Provided below is a comparison of average occupancy levels at the properties for the years ended November 30, 1997 and 1996.

                                                   Average Occupancy
Property            Location                      1997          1996
Lakeview Village    Ponte Vedra Beach, Florida     88%           96%
The Hamptons at
  Quail Hollow      Charlotte, North Carolina      94%           96%



                            Contents

                      1   Message to Investors

                      3   Financial Highlights

                      4   Consolidated Financial Statements

                      7   Notes to the Consolidated
                          Financial Statements

                     12   Independent Auditors' Report and
                          Report of Former Independent Accountants

                     14   Net Asset Valuation


     Administrative Inquiries              Performance Inquiries/Form 10-Ks
     Address Changes/Transfers             First Data Investor Services Group
     Service Data Corporation              P.O. Box 1527
     2424 South 130th Circle               Boston, Massachusetts 02104-1527
     Omaha, Nebraska 68144-2596            Attn:  Financial Communications
     800-223-3464                          800-223-3464

                      Message to Investors

Presented for your review is the 1997 Annual Report for ConAm Realty Investors 5 L.P. (the "Partnership"). Included in this report is an overview of general market conditions affecting the Partnership's remaining two properties, an update of operations at each of the properties and financial highlights for the year ended November 30, 1997.


Cash Distributions
The Partnership paid quarterly cash distributions totaling $24.00 per Unit for the year ended November 30, 1997, including the fourth quarter distribution of $6.00 per Unit, which was credited to your brokerage account or sent directly to you on January 15, 1997. Since inception, the Partnership has paid distributions totaling $367.36 per original $500 Unit, including $107 per Unit in return of capital. The level of cash distributions will be evaluated on a quarterly basis and will depend on the Partnership's operating results and future cash needs.

Operations Overview
In 1997, operations at the Partnership's properties continued to be impacted to varying degrees by strong competition for tenants in the markets where the two properties are located. Although population and job growth escalated in both areas, the addition of several newly constructed complexes to both markets limited rental rate increases and caused overall vacancy rates to rise. As a result of new apartment construction in the Jacksonville area, several large apartment properties have begun to offer rental concessions to attract tenants. This competition, as well as the effects of extensive roof replacements at Lakeview Village, contributed to a decline in average occupancy at Lakeview Village to 88% in fiscal 1997, from 96% in fiscal 1996. In the Charlotte market, strong economic growth helped offset the effects of new construction. Average occupancy at The Hamptons at Quail Hollow declined only slightly to 94% in fiscal 1997 from 96% in fiscal 1996, and rental income increased for the year. It is expected that both markets will remain extremely competitive in the coming months, until a slowdown in new construction allows for the absorption of this new supply.

Several interior and exterior repairs were performed at each property during 1997, including parking lot repairs at Lakeview Village, asphalt repairs at The Hamptons at Quail Hollow and other routine upgrades. In addition, ongoing roof replacements at

Lakeview Village were substantially completed in the fourth quarter of 1997. The General Partner continues to evaluate the need for capital improvements to increase the appeal of the properties and position them for an eventual sale.

The General Partner is continuing to evaluate the sale potential of the remaining properties and other options with respect to the Partnership's investments. One of these options includes refinancing certain loans secured by the Properties in order to return capital to the limited partners on a tax-free basis and
lock in favorable fixed interest rates.   This would also
potentially enhance the future marketability of the Properties, while enabling the Partnership to take advantage of possible future property appreciation. The Partnership's ability to sell the Properties is dependent upon a variety of factors, many of which are not within the Partnership's control. There can be no assurance that any specific property or all the properties can be sold, that particular prices will be achieved, or that the Properties can be sold within a specific time frame. We will keep you apprised of our sales efforts in future correspondence.


Property Review

Lakeview Village
Lakeview Village is a 240-unit luxury apartment complex located in an oceanside residential area of Ponte Vedra Beach, Florida southeast of Jacksonville. The property reported an average occupancy level of 88% in fiscal 1997, down from 96% in 1996. Strong economic growth in the Jacksonville area has led to an increase in new multifamily construction, with construction permits issued for approximately 3,831 new apartment units throughout the year. Continued construction at this pace could further soften the market, as population and job growth may not keep pace with the number of new apartment units entering the market. Property improvements for the year included extensive roof replacements, which temporarily affected the property's occupancy level, asphalt repairs, carpet replacement and other improvements to retain the property's competitive position.

The Hamptons at Quail Hollow
The Hamptons at Quail Hollow is a 232-unit apartment community located in southeastern Charlotte, North Carolina. The property's average occupancy declined slightly to 94% in 1997, from 96% in fiscal 1996, and rental income increased marginally from the prior year. The general strength of the Charlotte market has prompted a surge in new construction over the last two years. As a result, competition for tenants is intensifying, and has induced some large apartment properties to offer rental concessions to increase occupancy rates. While new construction could impact the rate of rental activity in the short term, continued job and population growth should keep this market from becoming significantly overbuilt. Property improvements performed in 1997 included asphalt repairs and exterior painting.

Summary
We will continue to monitor market conditions to determine the opportune time to sell the Properties, and are also evaluating a potential refinance of the Partnership's mortgage obligations. In the interim, we intend to maximize the performance of the properties and further improve their appearance and condition. We will keep you apprised of significant developments affecting your investment in future reports.

Very truly yours,

/s/ Daniel J. Epstein
Daniel J. Epstein
President
Continental American Development, Inc.
General Partner of ConAm Property Services IV, Ltd.

February 28, 1998

                      Financial Highlights

Selected Financial Data

For the years ended November 30,     1997      1996     1995     1994     1993
Dollars in thousands,
except for per unit data
Total Income                      $ 3,845   $ 4,798  $ 4,583  $ 4,337  $ 4,201
Income from Operations                105     1,017      759      623      382
Net Income                          2,687     1,017      759      623      382
Net Cash Provided by
 Operating Activities               1,113     2,023    1,903    1,799    1,316
Long-term Obligations               6,185     6,299    6,405    6,502    6,593
Total Assets at Year End           17,021    22,053   22,912   23,946   26,007
Income from Operations per
 Limited Partnership Unit*           1.19     17.21    12.77    10.46     6.33
Net Income per
 Limited Partnership Unit*          46.11     17.21    12.77    10.46     6.33
Distributions per
 Limited Partnership Unit*         131.00     30.00    30.00    26.00    25.00

* 57,490 Units outstanding


Cash Distributions
Per Limited Partnership Unit
Through November 30, 1997                  1997               1996
Special Distributions*                  $107.00            $    -
First Quarter                              6.00               7.50
Second Quarter                             6.00               7.50
Third Quarter                              6.00               7.50
Fourth Quarter                             6.00               7.50
Total                                   $131.00             $30.00

* On January 24, 1997, the Partnership paid a special cash
distribution totaling $107 per Unit, reflecting   a return of
capital from the net proceeds of the December 1996 sale of Canterbury Park.

Quarterly cash distributions were reduced in 1997 due to the decrease in net cash provided by operating activities, primarily due to the sale of Canterbury Park.

Consolidated Balance Sheets

                                       At November 30,         At November 30,
                                                 1997                    1996
Assets
Investments in real estate:
 Land                                     $ 3,780,687             $ 3,780,687
 Buildings and improvements                22,271,530              22,125,028
                                           26,052,217              25,905,715
 Less accumulated depreciation            (10,808,639)            (10,055,068)
                                           15,243,578              15,850,647
Property held for disposition                       -               3,687,584
Cash and cash equivalents                   1,424,876               2,121,544
Restricted cash                               224,210                 225,415
Other assets, net of
 accumulated amortization of $131,808
 in 1997 and $99,528 in 1996                  128,814                 167,504
  Total Assets                            $17,021,478             $22,052,694

Liabilities and Partners' Capital
Liabilities:
 Mortgage payable                         $ 6,185,012             $ 6,299,052
 Distribution payable                         359,019                 439,974
 Accounts payable and accrued expenses        388,948                 309,475
 Due to general partners and affiliates        15,811                  19,613
 Security deposits                             89,448                 129,482
  Total Liabilities                         7,038,238               7,197,596
Partners' Capital:
 General Partners                             190,878                 182,637
 Limited Partners (57,490 units
  outstanding)                              9,792,362              14,672,461
  Total Partners' Capital                   9,983,240              14,855,098
  Total Liabilities and Partners' Capital $17,021,478             $22,052,694


Consolidated Statements of Operations
For the years ended November 30,                1997         1996         1995
Income
Rental                                    $3,714,870   $4,695,358   $4,471,922
Interest                                     130,067      102,810      111,447
  Total Income                             3,844,937    4,798,168    4,583,369

Expenses
Property operating                         2,123,570    2,120,789    2,061,086
Depreciation and amortization                879,851    1,027,524    1,142,011
Interest                                     484,182      492,660      500,508
General and administrative                   167,485      140,163      120,354
Write-off of assets                           85,000            -            -
  Total Expenses                           3,740,088    3,781,136    3,823,959

Income from operations                       104,849    1,017,032      759,410
Gain on sale of property                   2,582,641            -            -
  Net Income                              $2,687,490   $1,017,032   $  759,410
Net Income Allocated:
  To the General Partners                 $   36,399   $   27,769   $   25,193
  To the Limited Partners                  2,651,091      989,263      734,217
                                          $2,687,490   $1,017,032   $  759,410
Per limited partnership unit
 (57,490 Units outstanding):
  Income from operations                      $ 1.19       $17.21       $12.77
  Gain on sale of property                     44.92            -            -
  Net Income                                  $46.11       $17.21       $12.77

Consolidated Statements of Partners' Capital
For the years ended November 30, 1997, 1996 and 1995

                                        General         Limited
                                       Partners        Partners         Total
Balance at November 30, 1994         $  200,071     $16,398,381   $16,598,452
Net income                               25,193         734,217       759,410
Distributions ($30.00 per Unit)         (35,198)     (1,724,700)   (1,759,898)
Balance at November 30, 1995            190,066      15,407,898    15,597,964
Net income                               27,769         989,263     1,017,032
Distributions ($30.00 per Unit)         (35,198)     (1,724,700)   (1,759,898)
Balance at November 30, 1996            182,637      14,672,461    14,855,098
Net income                               36,399       2,651,091     2,687,490
Distributions ($131.00 per Unit)        (28,158)     (7,531,190)   (7,559,348)
Balance at November 30, 1997         $  190,878     $ 9,792,362   $ 9,983,240

Consolidated Statements of Cash Flows

For the years ended November 30,                1997         1996         1995
Cash Flows From Operating Activities:
Net Income                               $ 2,687,490  $ 1,017,032  $   759,410
Adjustments to reconcile net income
 to net cash provided by
 operating activities:
   Depreciation and amortization             879,851    1,027,524    1,142,011
   Write-off of assets                        85,000            -            -
   Gain on sale of property               (2,582,641)           -            -
 Increase (decrease) in cash arising
 from changes in operating assets
 and liabilities:
     Fundings to restricted cash            (180,710)    (169,425)    (163,568)
     Release of restricted cash              181,915      163,446      167,460
     Other assets                              6,410       (4,968)      (8,577)
     Accounts payable and accrued expenses    79,473       (5,063)         197
     Due to general partners and affiliates   (3,802)         764          762
     Security deposits                       (40,034)      (6,763)       5,056
Net cash provided by operating
  activities                               1,112,952    2,022,547    1,902,751

Cash Flows From Investing Activities:
Net proceeds from sale of property         6,270,225            -            -
Additions to real estate                    (325,502)    (288,766)     (69,977)
Net cash provided by (used for)
 investing activities                      5,944,723     (288,766)     (69,977)

Cash Flows From Financing Activities:
Distributions                             (7,640,303)  (1,759,898)  (1,701,235)
Mortgage principal payments                 (114,040)    (105,560)     (97,713)
Net cash used for financing activities    (7,754,343)  (1,865,458)  (1,798,948)

Net increase (decrease) in cash
 and cash equivalents                       (696,668)    (131,677)      33,826
Cash and cash equivalents, beginning
 of period                                 2,121,544    2,253,221    2,219,395
Cash and cash equivalents, end
 of period                                $1,424,876   $2,121,544  $ 2,253,221

Supplemental Disclosure of Cash Flow
 Information:
Cash paid during the period for interest  $  484,182   $  492,660  $   500,508

Supplemental Disclosure of Non-cash
 Investing Activities:
Write-off of buildings & improvements     $ (179,000)  $       -   $         -
Write-off of accumulated depreciation     $   94,000   $       -   $         -

Notes to the Consolidated Financial Statements
November 30, 1997, 1996 and 1995

1. Organization
ConAm Realty Investors 5 L.P., formerly Hutton/ConAm Realty Investors 5, (the "Partnership") was organized as a limited partnership under the laws of the State of California pursuant to a Certificate and Agreement of Limited Partnership (the "Partnership Agreement") dated June 28, 1984 and amended and restated August 20, 1985. The Partnership was formed for the purpose of acquiring and operating multi-family residential real estate. The original General Partners of the Partnership were RI 5 Real Estate Services, Inc. ("RI 5"), an affiliate of Lehman Brothers Inc., and ConAm Property Services IV, Ltd. ("CPS IV"), an affiliate of Continental American Properties, Ltd (the "General Partners"). On January 27, 1998, CPS IV acquired RI 5's co-general partner interest in the Partnership pursuant to a purchase agreement between CPS IV and RI 5 dated August 29, 1997. As a result, CPS IV now serves as the sole general partner of the Partnership. The Partnership will continue until December 31, 2010 unless sooner terminated pursuant to the terms of the Partnership Agreement.

2. Significant Accounting Policies and Practices

Financial Statements - The consolidated financial statements are prepared on the accrual basis of accounting and include the accounts of the Partnership and its affiliated ventures when the Partnership has a controlling interest in the ventures. The effect of transactions between the Partnership and its ventures have been eliminated in consolidation.

Investments in Real Estate - Investments in real estate are recorded at cost less accumulated depreciation and include the initial purchase price of the property, legal fees, acquisition and closing costs.

Revenue is recognized when earned and expenses (including depreciation) are recognized when incurred in accordance with generally accepted accounting principles. Leases are generally for terms of one year or less.

Depreciation is computed using the straight-line method based costs incurred for upon the estimated useful lives (25 years) of the properties. Maintenance and repairs are charged to operations as incurred. Costs incurred for significant betterments and improvements are capitalized and depreciated over their estimated useful lives.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Impairment of Long-Lived Assets - Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("FAS 121"), requires the Partnership to assess its real estate investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the real estate may not be recoverable. Recoverability of real estate to be held and used is measured by a comparison of the carrying amount of the real estate to future net cash flows (undiscounted and without interest) expected to be generated by the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the real estate exceeds the fair value of the real estate.

Other Assets - Included in other assets are deferred mortgage costs incurred in connection with obtaining financing on one of the Partnership's properties. Such costs are amortized over the term of the loan on a method which approximates the effective-interest method.

Income Taxes - No provision for income taxes has been made in the financial statements as the liability for such taxes is that of the partners rather than the Partnership.

Cash and Cash Equivalents - Cash and cash equivalents consist of highly liquid, short-term investments with original maturities of three months or less.

Concentration of Credit Risk - Financial instruments which potentially subject the Partnership to a concentration of credit risk principally consist of cash and cash equivalents and restricted cash in excess of the financial institutions' federally insured limits. The Partnership invests its available cash and cash equivalents, and restricted cash with high credit quality, federally insured financial institutions.

Restricted Cash - Restricted cash consists of escrow deposits for real estate taxes and casualty insurance as required by the first mortgage lender on the Lakeview Village property.

Use of Estimates - Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3. The Partnership Agreement
The Partnership Agreement provides that net cash from operations, as defined, is to be distributed quarterly, 98% to the limited partners and 2% to the General Partners until each limited partner has received an amount equal to an annual 7% return for such year. Thereafter, net cash from operations is to be distributed 100% to the General Partners until the General Partners have received distributions for the year (including the 2% distribution described above) equal to 10% of the aggregate net cash from operations distributed to the partners for such fiscal year to that point. Any remaining net cash from operations is to be distributed 90% to the limited partners and 10% to the General Partners.

Net loss and all depreciation is to be allocated 99% to the limited partners and 1% to the General Partners.

Net income is to be allocated as follows:

a. To the extent that net income before depreciation does not exceed the amount of net cash from operations distributable to the partners with respect to such fiscal year, net income before depreciation is to be allocated among the partners, pro rata in accordance with the amount of net cash from operations distributable to each partner with respect to such fiscal year to the extent thereof; and

b. To the extent that net income before depreciation exceeds the amount of net cash from operations distributable to the partners with respect to such fiscal year, such excess is to be allocated (1) first, 100% to the General Partners, pro rata, in an amount equal to the excess, if any, of the General Partners' deficit, if any, in their capital accounts, over an amount equal to 1% of the aggregate capital contributions to the Partnership as reduced by the amount of the General Partners' capital contributions, and (2) second, 99% to the limited partners and 1% to the General Partners.

For the years ended November 30, 1996 and 1995, net income before depreciation exceeded net cash from operations distributable to the partners by $252,378, and $109,243 respectively. Pursuant to the Partnership Agreement and as described in (b)(2) above, this excess was allocated 99% to the limited partners and 1% to the General Partners. For the year ended November 30, 1997, net income before depreciation did not exceed the amount of net cash from operations distributable to the partners.

Net proceeds from sales or refinancing is to be distributed 100% to the limited partners until each limited partner has received an amount equal to his adjusted capital investment (as defined in the Partnership Agreement) and an annual, cumulative 7% return thereon. The balance, if any, is to be distributed 85% to the limited partners and 15% to the General Partners. Generally, all gain from sales will be allocated 99% to the limited partners and 1% to the General Partners until each limited partner has received an amount equal to his adjusted capital investment and an annual, non-compounded cumulative 7% return thereon. Thereafter, gain will be allocated pro rata to the limited and General Partners' capital accounts, as reduced by the amount of the net proceeds distributed from sale or refinancing with respect to such transactions, until the limited and general partner capital accounts are in a ratio of 85 to 15. The balance, if any, is to be distributed 85% to the limited partners and 15% to the General Partners.

Effective July 1, 1997, all General Partner allocations are to be made solely to CPS IV.

4. Investments in Real Estate
Since inception, the Partnership acquired three residential
apartment complexes either directly or through investments in joint ventures as follows:
                                                    Date         Purchase
Property Name        Units   Location             Acquired         Price
Lakeview Village      240    Ponte Vedra Beach,FL  8/22/85      $12,266,187
Canterbury Park Apts.  96    Raleigh,NC           11/21/85        5,467,661
The Hamptons          232    Charlotte,NC          5/30/86       11,694,137

On December 10, 1996, the Partnership closed on the sale of Canterbury Park Apartments ("Canterbury Park"). Canterbury Park sold for $6,387,300 to Burcam Capital I, L.L.C., a North Carolina limited liability company (the "Buyer"), which is unaffiliated with the Partnership. The transaction resulted in a gain on sale of Canterbury Park of $2,582,641, which is reflected in the Partnership's consolidated statements of operations for the year ended November 30, 1997. On January 24, 1997, the General Partners paid a special distribution of $6,151,430, representing the net proceeds from the sale of Canterbury Park, to the limited partners.

Lakeview Village and The Hamptons were acquired through joint ventures with unaffiliated developers. To each venture, the Partnership assigned its rights to acquire the above properties and contributed cash equal to the purchase price of the properties. The developers did not make an initial capital contribution to these ventures.

The initial joint venture agreement of The Hamptons substantially provides that:

a. Net cash from operations of The Hamptons is to be distributed 100% to the Partnership until it has received an annual, noncumulative return of 8% on 118% of its adjusted capital contribution. Any remaining balance is to be distributed 80% to the Partnership and 20% to the co-venturer.

b. Net income of the joint venture is to be allocated to the Partnership and the co-venturer basically in accordance with the distribution of net cash from operations. All losses and depreciation are to be allocated to the Partnership.

c. Net proceeds from a sale or refinancing of The Hamptons will be distributed 100% to the Partnership until it has received an amount equal to an annual, cumulative 8% return on 118% of its adjusted capital contribution and an amount equal to 118% of its adjusted capital contribution. Distributions are to then be made to the co-venturer until it has received an annual, cumulative 8% return on $928,000 as reduced by all prior distributions of net cash from operations and an amount equal to $928,000 as reduced by all prior distributions of net proceeds from refinancing. Any remaining net proceeds are to be distributed 80% to the Partnership and 20% to the co-venturer.

The joint venture agreement of Lakeview Village substantially provides that:

a. Available cash from operations of Lakeview Village is to be distributed 100% to the Partnership until it has received its annual, noncumulative preferred return, of $650,000. Any remaining balance is to be distributed 99% to the Partnership and 1% to the corporate General Partners.

b. Net income of Lakeview Village is to be allocated first, proportionately to partners with negative capital accounts, as defined, until such capital accounts, as defined, have been increased to zero. Then, to the Partnership up to the amount of any payments made on account of its preferred return; thereafter, 99% to the Partnership and 1% to the corporate General Partners. All net losses are to be allocated first to the partners with positive capital accounts, as defined, until such accounts have been reduced to zero, then 99% to the Partnership and 1% to the corporate General Partners.
c. Income from a sale of Lakeview Village is to be allocated to the Partnership until the Partnership's capital account, as defined, is equal to the fair market value of the ventures' assets at the date of the amendment. Any remaining balance is then to be allocated 99% to the Partnership and 1% to the corporate General Partners. Net proceeds from a sale or refinancing are to be distributed first to the partners with a positive capital account balance, as defined; thereafter, 99% to the Partnership and 1% to the corporate General Partners.

5. Mortgage Payable
On October 27, 1993, the maturity date, the Partnership obtained replacement financing on its Lakeview Village property from The Penn Mutual Life Insurance Company ("Penn Mutual"), an unaffiliated party. During 1996, Penn Mutual transferred the mortgage loan to Midland Loan Services, Inc. under the existing terms. Total proceeds of $6,600,000 were received and are collateralized by a Mortgage and Security Agreement and an Assignment of Rents and Leases Agreement encumbering the property. The loan is for a term of seven years and bears interest at an annual rate of 7.75% requiring monthly installments of principal and interest based on a 25 year amortization schedule. The proceeds of this financing along with Partnership cash reserves were used to repay the outstanding amounts due Aetna Life Insurance Company on the Partnership's prior mortgage. Partnership cash reserves were also used to pay refinancing expenses of $184,825 and fund escrows of $355,664. The escrowed funds are applied to the property for real estate taxes and insurance. The loan matures on October 27, 2000, upon which time a balloon payment of $5,797,356 and any accrued interest are due.

Annual maturities of mortgage note principal over the next five years are as follows:

                 Year                   Amount
                 1998               $  123,197
                 1999                  133,091
                 2000                5,928,724
                                    $6,185,012

6. Fair Value of Financial Instruments
Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the fair values be disclosed for the Partnership's financial instruments. The carrying amount of cash and cash equivalents, distribution payable, accounts payable and accrued expenses, due to general partner and affiliates, and security deposits are reasonable estimates of their fair values due to the short-term nature of those instruments.

The carrying amount of the mortgage payable is a reasonable estimate of fair value based on management's belief that the interest rates and terms of the debt are comparable to those commercially available to the Partnership in the marketplace for similar instruments.

7. Transactions with Related Parties
The following is a summary of fees earned and reimbursable expenses to the General Partners and affiliates for the years ended November 30, 1997, 1996 and 1995, and the unpaid portion at November 30, 1997:

                               Earned and
                                Unpaid at
                              November 30,                   Earned
                                     1997         1997        1996        1995
RI5 Real Estate Services,
 Inc. and affiliates:
   Out-of-pocket expenses      $       -      $  2,393   $   1,462   $   2,319
ConAm and affiliates:
 Property operating salaries           -       366,685     342,575     336,666
 Property management fees         15,811       187,757     234,958     223,720
  Total                        $  15,811      $556,835   $ 578,995   $ 562,705

8. Reconciliation of Financial Statement and Tax Information
The following is a reconciliation of the net income for financial statement purposes to net income for federal income tax purposes for the years ended November 30, 1997, 1996 and 1995:

                                              1997         1996         1995
Net income per financial statements    $ 2,687,490   $1,017,032    $ 759,410
Depreciation deducted for tax purposes
 in excess of depreciation expense per
 financial statements                       (7,153)     (63,543)      (3,589)
Capital improvement costs capitalized
 for tax purposes not recorded per
 financial statements                      204,932            -            -
Tax basis joint venture net income in
 excess of GAAP basis joint venture
 net income/(loss)                         (84,482)     (54,848)       8,238
Gain on sale of property for tax
 purposes in excess of gain per
 financial statements                      894,357            -            -
Other                                           22        6,434        1,656
 Taxable net income (unaudited)        $ 3,695,166   $  905,075   $  765,715

The following is a reconciliation of partners' capital for financial statement purposes to partners' capital for federal income tax purposes as of November 30, 1997, 1996 and 1995:

                                                1997         1996         1995
Partners' capital per financial
 statements                              $ 9,983,240  $14,855,098  $15,597,964
Adjustment for cumulative difference
 between tax basis net income and net
 income per financial statements              52,555     (955,121)    (843,162)
 Partners' capital per income tax
 return (unaudited)                      $10,035,795  $13,899,977  $14,754,802

At November 30, 1997, the tax basis of the Partnership's assets was $18,696,093 and tax basis of the Partnership's liabilities was $8,660,298.

9. Distributions Paid
Cash distributions, per the consolidated statements of partners' capital, are recorded on the accrual basis, which recognizes specific record dates for payments within each fiscal year. The consolidated statements of cash flows recognize actual cash distributions paid during the fiscal year. The following table discloses the annual amounts as presented on the consolidated financial statements:

          Distributions                                      Distributions
              Payable        Distributions   Distributions      Payable
         Beginning of Year      Declared         Paid         November 30
1997         $439,974         $7,559,348      $7,640,303        $359,019
1996          439,974          1,759,898       1,759,898         439,974
1995          381,311          1,759,898       1,701,235         439,974

                  Independent Auditors' Report

The General Partner
ConAm Realty Investors 5 L.P.:

We have audited the accompanying consolidated balance sheet of ConAm Realty Investors 5 L.P. (a California limited partnership) (formerly Hutton/ConAm Realty Investors 5) and consolidated ventures (the "Partnership"), as of November 30, 1997, and the related consolidated statements of operations, partners' capital (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of ConAm Realty Investors 5 L.P. and consolidated ventures as of November 30, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

San Diego, California
February 5, 1998

            Report of Former Independent Accountants

To the Partners of
ConAm Realty Investors 5 L.P.:

We have audited the consolidated balance sheet of ConAm Realty Investors 5 L.P. (formerly Hutton/ConAm Realty Investors 5), a California limited partnership, and Consolidated Ventures as of November 30, 1996 and the related consolidated statements of operations, partners' capital (deficit) and cash flows for each of the two years in the period ended November 30, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ConAm Realty Investors 5 L.P., a California limited partnership, and Consolidated Ventures as of November 30, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended November 30, 1996, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
February 14, 1997

                       Net Asset Valuation


     Comparison of Acquisition Costs to Appraised Value and
 Determination of Net Asset Value Per Unit at November 30, 1997
                           (Unaudited)

                                        Acquisition Cost
                                         (Purchase Price       Partnership's
                                            Plus General            Share of
                                                Partners'        November 30,
                                             Acquisition      1997 Appraised
Property             Date of Acquisition            Fees)          Value (1)
Lakeview Village
 at Ponte Vedra Lakes     08-22-85           $12,805,899         $11,700,000(1)
The Hamptons at
 Quail Hollow             05-30-86            12,208,679          14,200,000(1)
                                             $25,014,578         $25,900,000

Cash and cash equivalents
 (including restricted cash)                                       1,649,086
Other assets                                                          34,665
                                                                  27,583,751
Less:
  Total liabilities                                               (7,038,238)
Partnership Net Asset Value (2)                                  $20,545,513

Net Asset Value Allocated:
  Limited Partners                                                20,528,902
  General Partner                                                     16,611
                                                                 $20,545,513

Net Asset Value Per Unit
  (57,490 Units outstanding)                                         $357.09

(1) This represents the Partnership's share of the November 30, 1997 Appraised Values which were determined by an independent property appraisal firm.

(2) The Partnership Net Asset Value assumes a hypothetical sale at November 30, 1997 of all the Partnership's properties at a price based upon their value as a rental property as determined by an independent property appraisal firm, and the distribution of the proceeds of such sale, combined with the Partnership's cash after liquidation of the Partnership's liabilities, to the Partners.

Limited Partners should note that appraisals are only estimates of current value and actual values realizable upon sale may be significantly different. A significant factor in establishing an appraised value is the actual selling price for properties which the appraiser believes are comparable. In addition, the appraised value does not reflect the actual costs which would be incurred in selling the properties. As a result of these factors and the illiquid nature of an investment in Units of the Partnership, the variation between the appraised value of the Partnership's properties and the price at which Units of the Partnership could be sold may be significant. Fiduciaries of Limited Partners which are subject to ERISA or other provisions of law requiring valuations of Units should consider all relevant factors, including, but not limited to Net Asset Value per Unit, in determining the fair market value of the investment in the Partnership for such purposes.

Schedule III - Real Estate and Accumulated Depreciation
November 30, 1997

                                          Consolidated Ventures
                                           Lakeview
                                            Village         The
Residential Property:                    Apartments       Hamptons       Total
Location                                Ponte Vedra     Charlotte,          na
                                          Beach, FL             NC
Construction date                         1984-1985      1985-1986          na
Acquisition date                           08-22-85       05-30-86          na
Life on which depreciation
 in latest income statements is
 computed                                  25 years       25 years          na
Encumbrances                            $ 6,185,012   $          _ $ 6,185,012
Initial cost to Partnership:
     Land                               $ 1,543,406   $  2,208,781 $ 3,752,187
     Buildings and improvements         $11,321,843   $ 10,085,246 $21,407,089
Costs capitalized subsequent
to acquisition:
     Land, buildings
     and improvements                   $   908,988   $    162,953 $ 1,071,941
Write off of buildings and
 improvements                           $  (179,000)  $          _ $  (179,000)
Gross amount at which
 carried at close of period: (1)
     Land                               $ 1,571,906   $  2,208,781 $ 3,780,687
     Buildings and improvements          12,023,331     10,248,199  22,271,530
                                        $13,595,237   $ 12,456,980 $26,052,217

Accumulated depreciation (2)            $ 5,854,754   $  4,953,885 $10,808,639

(1)  Aggregate cost for Federal income tax purposes is $26,436,149.
(2) The amount of accumulated depreciation for Federal income tax purposes is $15,028,881.

A reconciliation of the carrying amount of real estate and accumulated depreciation for the years ended

November 30, 1997, 1996, and 1995 follows:

                                              1997         1996         1995
Investments in real estate:
Beginning of period                    $31,693,216  $31,404,450  $31,334,473
Additions                                  325,502      288,766       69,977
Dispositions and disposals              (5,966,501)           _            _
End of period                          $26,052,217  $31,693,216  $31,404,450

Accumulated depreciation:
Beginning of period                    $12,154,985  $11,159,740  $10,050,009
Depreciation expense                       847,571      995,245    1,109,731
Dispositions and disposals              (2,193,917)           _            _
End of period                          $10,808,639  $12,154,985  $11,159,740

                  Independent Auditors' Report


The General Partner
ConAm Realty Investors 5 L.P.:

Under date of February 5, 1998, we reported on the consolidated balance sheet of ConAm Realty Investors 5 L.P. (a California limited partnership) (formerly Hutton/ConAm Realty Investors 5) and consolidated ventures (the "Partnership") as of November 30, 1997, and the related consolidated statements of operations, partnersO capital (deficit), and cash flows for the year then ended, as contained in the 1997 annual report to Unitholders. These consolidated financial statements and our report thereon are incorporated by reference in the 1997 annual report on Form 10-K. In connection with our audit of the aforementioned consolidated financial statements, we also have audited the related consolidated financial statement schedule. This consolidated financial statement schedule is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audit.

In our opinion, the consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG Peat Marwick LLP

San Diego, California
February 5, 1998

            Report of Former Independent Accountants


Our report on the consolidated financial statements of ConAm
Realty Investors 5 L.P. (formerly Hutton/ConAm Realty Investors
5), a California Limited Partnership, and Consolidated Ventures has been incorporated by reference in this Form 10-K from the Annual Report to Unitholders of ConAm Realty Investors 5 for the year ended November 30, 1996. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index of this Form 10-K.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
February 14, 1997

                                                                    Annex 2


               United States Securities and Exchange Commission
                            Washington, D.C. 20549

                                   FORM 10-Q

(MARK ONE)
    X      Quarterly Report Pursuant to Section 13 or 15(d) of the Securities
  -----    Exchange Act of 1934

                FOR THE QUARTERLY PERIOD ENDED AUGUST 31, 1998

                                     or

  ----- Transition Report Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

                  For the transition period from ____ to ____

                       COMMISSION FILE NUMBER: 0-014341


                         CONAM REALTY INVESTORS 5 L.P.
                         -----------------------------
             EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER


         California                                     11-2712111
         ----------                                     ----------
STATE OR OTHER JURISDICTION OF             I.R.S. EMPLOYER IDENTIFICATION NO.
INCORPORATION OR ORGANIZATION

1764 San Diego Avenue
San Diego, CA  92110  Attn. Robert J. Svatos                   92110-1906
--------------------------------------------                   ----------
ADDRESS OF PRINCIPAL EXECUTIVE OFFICES                          ZIP CODE

                                (619) 297-6771
                                --------------
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                            Yes    X     No
                                -------     -------

CONAM REALTY INVESTORS 5 L.P.
  AND CONSOLIDATED VENTURES

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
  CONSOLIDATED BALANCE SHEETS                    AT AUGUST 31,  AT NOVEMBER 30,
                                                          1998             1997
---------------------------------------------------------------------------------
  ASSETS
  Investments in real estate:
     Land                                         $  3,780,687     $  3,780,687
     Buildings and improvements                     22,414,640       22,271,530
                                                  -----------------------------
                                                    26,195,327       26,052,217
     Less accumulated depreciation                 (11,299,129)     (10,808,639)
                                                  -----------------------------
                                                    14,896,198       15,243,578
  Cash and cash equivalents                            496,046        1,424,876
  Restricted cash                                      363,408          224,210
  Other assets, net of accumulated amortization
     of $156,017 in 1998 and $131,808 in 1997          315,268          128,814
---------------------------------------------------------------------------------
        TOTAL ASSETS                              $ 16,070,920     $ 17,021,478
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
  LIABILITIES AND PARTNERS' CAPITAL
  Liabilities:
     Mortgage payable                                6,103,944        6,185,012
     Distribution payable                              351,980          359,019
     Accounts payable and accrued expenses             439,922          388,948
     Due to general partner and affiliates              17,151           15,811
     Security deposits                                  82,135           89,448
                                                  -----------------------------
        Total Liabilities                            6,995,132        7,038,238
                                                  -----------------------------
  Partners' Capital:
     General Partner                                   179,360          190,878
     Limited Partners (57,490 Units outstanding)     8,896,428        9,792,362
                                                  -----------------------------
        Total Partners' Capital                      9,075,788        9,983,240
---------------------------------------------------------------------------------
        TOTAL LIABILITIES AND PARTNERS' CAPITAL   $ 16,070,920     $ 17,021,478
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------


  SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

CONAM REALTY INVESTORS 5 L.P.
  AND CONSOLIDATED VENTURES

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
  CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                 AUGUST 31,                    AUGUST 31,
                                                          1998              1997           1998           1997
--------------------------------------------------------------------------------------------------------------
  INCOME
  Rental                                            $1,052,937        $  930,876     $2,972,041     $2,767,817
  Interest and other                                     7,136            28,981         30,601        112,664
                                                    ----------------------------------------------------------
        Total Income                                 1,060,073           959,857      3,002,642      2,880,481
--------------------------------------------------------------------------------------------------------------
  EXPENSES
  Property operating                                   523,974           685,518      1,546,029      1,700,215
  Depreciation and amortization                        222,052           218,900        663,077        656,702
  Interest                                             118,465           120,776        357,166        363,968
  General and administrative                            48,337            32,914        130,896        126,093
  Write-off of assets                                   10,148               -          156,987            -
                                                    ----------------------------------------------------------
        Total Expenses                                 922,976         1,058,108      2,854,155      2,846,978
--------------------------------------------------------------------------------------------------------------
  Income (Loss) from operations                        137,097           (98,251)       148,487         33,503
  Gain on sale of property                                 -                 -              -        2,582,641
--------------------------------------------------------------------------------------------------------------
        NET INCOME (LOSS)                           $  137,097        $  (98,251)    $  148,487     $2,616,144
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
  NET INCOME (LOSS) ALLOCATED:
        To the General Partner                      $    4,963        $      143     $    9,601     $    6,995
        To the Limited Partners                        132,134           (98,394)       138,886      2,609,149
--------------------------------------------------------------------------------------------------------------
        NET INCOME (LOSS)                           $  137,097        $  (98,251)    $  148,487     $2,616,144
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
  PER LIMITED PARTNERSHIP UNIT
      (57,490 UNITS OUTSTANDING)
        Income (Loss) from operations               $     2.30        $    (1.71)    $     2.42     $     0.46
        Gain on sale of property                           -                 -              -            44.92
--------------------------------------------------------------------------------------------------------------
     NET INCOME (LOSS)                              $     2.30        $    (1.71)    $     2.42     $    45.38
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
     CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
     FOR THE NINE MONTHS ENDED AUGUST 31,

                                                       GENERAL           LIMITED
                                                       PARTNER          PARTNERS          TOTAL
-----------------------------------------------------------------------------------------------
  BALANCE AT NOVEMBER 30, 1997                        $190,878       $ 9,792,362    $ 9,983,240
  Net income                                             9,601           138,886        148,487
  Distributions ($18.00 per Unit)                      (21,119)       (1,034,820)    (1,055,939)
-----------------------------------------------------------------------------------------------
  BALANCE AT AUGUST 31, 1998                          $179,360       $ 8,896,428    $ 9,075,788
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

     SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

CONAM REALTY INVESTORS 5 L.P.
  AND CONSOLIDATED VENTURES

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
  CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE NINE MONTHS ENDED AUGUST 31,                                 1998           1997
-------------------------------------------------------------------------------------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                    $   148,487    $ 2,616,144
  Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                                  663,077        656,702
     Write-off of assets                                            156,987            -
     Gain on sale of property                                           -       (2,582,641)
     Increase (decrease) in cash arising from changes in
     operating assets and liabilities:
        Fundings to restricted cash                                (139,198)      (137,646)
        Other assets                                               (210,663)         6,410
        Accounts payable and accrued expenses                        50,974        195,124
        Due to general partner and affiliates                         1,340         (3,581)
        Security deposits                                            (7,313)       (35,536)
                                                                --------------------------
  Net cash provided by operating activities                         663,691        714,976
------------------------------------------------------------------------------------------
  CASH FLOWS FROM INVESTING ACTIVITIES:
  Net proceeds from sale of property                                    -        6,270,225
  Additions to real estate                                         (703,420)           -
  Insurance recovery from fire damage                               254,945            -
                                                                --------------------------
  Net cash provided by (used for) investing activities             (448,475)     6,270,225
------------------------------------------------------------------------------------------
  CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions                                                  (1,062,978)    (7,295,362)
  Mortgage principal payments                                       (81,068)       (84,699)
                                                                --------------------------
  Net cash used for financing activities                         (1,144,046)    (7,380,061)
------------------------------------------------------------------------------------------
  Net decrease in cash and cash equivalents                        (928,830)      (394,860)
  Cash and cash equivalents, beginning of period                  1,424,876      2,121,544
------------------------------------------------------------------------------------------
  CASH AND CASH EQUIVALENTS, END OF PERIOD                      $   496,046    $ 1,726,684
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                      $   317,745    $   363,968
------------------------------------------------------------------------------------------

  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
  Write-off of buildings and improvements                       $  (305,365)   $       -
  Write-off of accumulated depreciation                         $   148,378    $       -
-------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

CONAM REALTY INVESTORS 5 L.P.
  AND CONSOLIDATED VENTURES

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The unaudited interim consolidated financial statements should be read in conjunction with the Partnership's 1997 annual report.

The unaudited interim consolidated financial statements include all normal and recurring adjustments which are, in the opinion of management, necessary to present a fair statement of financial position as of August 31, 1998 and the results of operations for the three and nine months ended August 31, 1998 and 1997 and the consolidated statement of partners' capital and cash flows for the nine months ended August 31, 1998. Results of operations for the period are not necessarily indicative of the results to be expected for the full year.

No significant events have occurred subsequent to fiscal year 1997, and no material contingencies exist, which would require disclosure in this interim report per Regulation S-X, Rule 10-01, Paragraph (a)(5).

CONAM REALTY INVESTORS 5 L.P.
AND CONSOLIDATED VENTURES

PART I, ITEM 2.      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

At August 31, 1998, the Partnership had cash and cash equivalents of $496,046 which were invested in money market funds, compared with $1,424,876 at November 30, 1997. The decrease reflects mortgage principal payments, additions to real estate, tax payments and cash distributions to Partners exceeding cash provided by operating activities during the first nine months of fiscal 1998. The increase in other assets is primarily attributable to amounts due from the state of North Carolina regarding an overpayment of non-resident withholdings and to an increase in a deposit required by the Internal Revenue Service. The Partnership expects sufficient cash to be generated from operations to meet its current operating expenses.

The Partnership's restricted cash balance totaled $363,408 at August 31, 1998 compared to $224,210 at November 30, 1997. The increase is primarily attributable to contributions made to an escrow account for the purpose of funding real estate taxes as required under the terms of the Lakeview Village mortgage.

The Partnership received insurance proceeds of $254,945 resulting from fire damage to eight units at Lakeview Village. The insurance proceeds were sufficient to cover the cost of the restoration work.

The General Partner declared a regular cash distribution of $6.00 per Unit for the quarter ended August 31, 1998 which is to be paid in October, 1998. The General Partner will determine the amount of future quarterly distributions based on the Partnership's available cash flow and future cash needs.

RESULTS OF OPERATIONS

The Partnership generated net income of $137,097 and $148,487, for the three and nine months ended August 31,1998 respectively. This compares with a net loss of ($98,251) and net income of $2,616,144 for the corresponding periods in fiscal 1997. The decrease for the nine-month period is primarily attributable to the gain on the sale of Canterbury Park on December 10, 1996. Income from operations for the three and nine months ended August 31, 1998 was $137,097 and $148,487, respectively, compared with the (loss) income from operations of ($98,251) and $33,503, respectively, for the corresponding period in fiscal 1997. The increase for the three and nine-month periods is primarily due to an increase in rental income and a decrease in property operating expenses, somewhat offset by an increase in write-off of assets as they are replaced.

Rental income totaled $1,052,937 and $2,972,041, respectively, for the three and nine months ended August 31,1998 compared with $930,876 and $2,767,817, respectively, for the corresponding periods in fiscal 1997. The increase is due to stable occupancy with increased base rents at The Hamptons at Quail Hollow and increased occupancy at Lakeview Village.

Interest and other income totaled $7,136 and $30,601, respectively, for the three and nine months ended August 31,1998 compared with $28,981 and $112,664, respectively, for the corresponding period in fiscal 1997. The decrease for the three and nine-month periods is primarily due to a decrease in the Partnership's average cash balance due to distributions resulting from the sale of Canterbury Park.

Property operating expenses for the three and nine months ended August 31,1998 totaled $523,974 and $1,546,029, respectively, compared with $685,518 and $1,700,215, respectively, for the corresponding periods in fiscal 1997. The decrease for the three and nine-month periods is primarily attributable to decreased repairs and maintenance at Lakeview Village and The Hamptons at Quail Hollow and by the sale of Canterbury Park.

During the first nine months of fiscal 1998 and 1997, average occupancy levels at the Partnership's properties were as follows:

          PROPERTY                           1998      1997
          -------------------------------------------------
          The Hamptons at Quail Hollow       96%       96%
          Lakeview Village                   94%       89%
          -------------------------------------------------

The occupancy at The Hamptons at Quail Hollow has remained constant in a highly competitive environment. The increase in occupancy at Lakeview Village is primarily attributable to increased marketing efforts and continued upgrading of units.

CONAM REALTY INVESTORS 5 L.P.
AND CONSOLIDATED VENTURES


OTHER INFORMATION

PART II        Not applicable

ITEMS 1-5      Exhibits

ITEMS 6        (a) Exhibits

                 (27) Financial Data Schedule

               (b) Reports on Form 8-K  - No reports on Form 8-K were filed during the quarter ended August 31, 1998.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CONAM PROPERTY SERVICES IV, LTD.
                            General Partner of ConAm Realty Investors 5 L.P.

                            BY: CONTINENTAL AMERICAN DEVELOPMENT, INC. GENERAL PARTNER


Date:  October 13, 1998               BY:/s/ DANIEL J. EPSTEIN
                                         ---------------------
                                      Daniel J. Epstein
                                      Director, President, and Principal
                                      Executive Officer


Date:  October 13, 1998               BY:/s/ ROBERT J. SVATOS
                                         --------------------
                                      Robert J. Svatos
                                      Vice President and Director